                                                                    EXHIBIT 10.1
================================================================================

                          SECOND AMENDED AND RESTATED


                               CREDIT AGREEMENT

                                     AMONG

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.,
                        A DELAWARE LIMITED PARTNERSHIP,
                                  AS BORROWER

                                      AND

                        PNC BANK, NATIONAL ASSOCIATION

                            AS ADMINISTRATIVE AGENT

                                      AND

                    NATIONSBANK, N.A., AS SYNDICATION AGENT

                                      AND
                       FIRST BANK NATIONAL ASSOCIATION,
                            AS DOCUMENTATION AGENT

                                      AND

                SUCH OTHER LENDERS AS SHALL BECOME PARTY HERETO



                           Dated as of June 30, 1994

                             Amended and Restated
                          Effective as of May 1, 1997

================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----
1.        DEFINITIONS .................................................        1
          -----------
          1.1     Certain Defined Terms ...............................        1
          1.2     Computation of Time Periods .........................        2
          1.3     Terms ...............................................        4

2.        LOANS .......................................................       24
          -----
          2.1     Loan Advances and Repayment .........................       24
          2.2     Letters of Credit ...................................       26
          2.3     Authorization to Obtain Loans .......................       28
          2.4     Lenders' Accounting .................................       28
          2.5     Interest on the Loans ...............................       29
          2.6     Fees ................................................       33
          2.7     Payments ............................................       34
          2.8     Increased Capital ...................................       35
          2.9     Notice of Increased Costs ...........................       35

3.        BORROWING BASE PROPERTIES ...................................       36
          -------------------------
          3.1     Acceptance of Borrowing Base Properties .............       36
          3.2     Release of Borrowing Base Properties ................       38
          3.3     Borrowing Base Determinations .......................       38
          3.4     Covenants Relating to Borrowing Base Properties .....       39
          3.5     Unsecured Election ..................................       41

4.        CONDITIONS TO LOANS .........................................       42
          -------------------
          4.1     Conditions to Initial Disbursement of Loans .........       42
          4.2     Conditions Precedent to All Loans ...................       46

5.        REPRESENTATIONS AND WARRANTIES ..............................       46
          ------------------------------
          5.1     Representations and Warranties as to Borrower, Etc ..       46
          5.2     Representations and Warranties as to Each Pledgor
                  Subpartnership, Etc .................................       52
          5.3     Representations and Warranties as to the REIT .......       55

6.        REPORTING COVENANTS .........................................       58
          -------------------
          6.1     Financial Statements and Other Financial and
                  Operating Information ...............................       58
          6.2     Environmental Notices ...............................       58

7.        AFFIRMATIVE COVENANTS .......................................       59
          ---------------------
          7.1     With Respect to Borrower ............................       59
          7.2     With Respect to Pledgor Subpartnerships .............       61
          7.3     With Respect to the REIT ............................       62


                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

8.  NEGATIVE COVENANTS ...................................................    63
    ------------------
    8.1  With Respect to All Parties .....................................    63
    8.2  Amendment of Constituent Documents ..............................    64
    8.3  Disposal of Pledgor Subpartnership Interests ....................    64
    8.4  Margin Regulations ..............................................    64
    8.5  Minimum Ownership Interests .....................................    65
    8.6  [Intentionally Deleted) .........................................    65
    8.7  Organization of Borrower, Etc ...................................    65
    8.8  With Respect to Each Pledgor Subpartnership .....................    65
    8.9  With Respect to the REIT ........................................    65

9.  FINANCIAL COVENANTS ..................................................    66
    -------------------
    9.1  [Intentionally Deleted] .........................................    66
    9.2  Implied Market Equity ...........................................    66
    9.3  Borrower Debt to Market Value Ratio .............................    66
    9.4  EBITDA to Interest Expense Ratio ................................    66
    9.5  EBITDA to Debt Service and Capital Expenditures Ratio ...........    66
    9.6  Distributions ...................................................    66
    9.7  Permitted Investments ...........................................    67
    9.8  Excess Floating Rate Debt .......................................    68
    9.9  Excess Debt .....................................................    68
    9.10 Properties under Development ....................................    68
    9.11 Maximum Leverage on Unencumbered Assets .........................    69
    9.12 Minimum Cash Flow Coverage on Unencumbered Assets ...............    69
    9.13 Secured Debt ....................................................    69
    9.14 Calculation .....................................................    69

10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ...............................    69
    --------------------------------------
    10.1  Events of Default ..............................................    69
    10.2  Rights and Remedies ............................................    72
    10.3  Rescission .....................................................    74

11. AGENCY PROVISIONS ....................................................    74
    -----------------
    11.1  Appointment ....................................................    74
    11.2  Nature of Duties ...............................................    74
    11.3  Loan Disbursements .............................................    75
    11.4  Distribution and Apportionment of Payments .....................    76
    11.5  Rights, Exculpation, Etc .......................................    77
    11.6  Reliance .......................................................    78
    11.7  Indemnification ................................................    78
    11.8  Administrative Agent Individually ..............................    79
    11.9  Successor Administrative Agent; Resignation of Administrative
          Agent; Removal of Administrative Agent .........................    79
    11.10 Consent and Approvals ..........................................    80


                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

    11.11  Agency Provisions Relating to Collateral .....................     82
    11.12  Lender Actions Against Collateral ............................     84
    11.13  Assignments and Participation ................................     84
    11.14  Ratable Sharing ..............................................     87
    11.15  Delivery of Documents ........................................     88
    11.16  Inspection of Books and Records ..............................     88
    11.17  Notice of Events of Default ..................................     88

12. MISCELLANEOUS .......................................................     89
    -------------
    12.1   Expenses .....................................................     89
    12.2   Indemnity ....................................................     90
    12.3   Change in Accounting Principles ..............................     90
    12.4   Amendments and Waivers .......................................     91
    12.5   Independence of Covenants ....................................     92
    12.6   Notices and Delivery .........................................     92
    12.7   Survival of Warranties, Indemnities and Agreements ...........     93
    12.8   Failure or Indulgence Not Waiver; Remedies Cumulative ........     93
    12.9   Marshalling; Recourse to Security; Payments Set Aside ........     93
    12.10  Severability .................................................     93
    12.11  Headings .....................................................     94
    12.12  Governing Law ................................................     94
    12.13  Limitation of Liability ......................................     94
    12.14  Limited Recourse Against Partners ............................     94
    12.15  Successors and Assigns .......................................     96
    12.16  Consent to Jurisdiction and Service of Process; Waiver of
           Jury Trial ...................................................     96
    12.17  Counterparts; Effectiveness; Inconsistencies .................     97
    12.18  Performance of Obligations ...................................     97
    12.19  Construction .................................................     97
    12.20  Entire Agreement .............................................     98


                                TABLE OF CONTENTS
                                -----------------
                                   (continued)




EXHIBITS:
---------

EXHIBIT A     -   ASSIGNMENT AND ASSUMPTION FORM
EXHIBIT B     -   BORROWING BASE CERTIFICATE
EXHIBIT C     -   CLOSING CHECKLIST
EXHIBIT D     -   COMPLIANCE CERTIFICATE
EXHIBIT E     -   FORM OF LOAN NOTE
EXHIBIT F     -   NOTICE OF BORROWING
EXHIBIT G     -   FIXED RATE NOTICE
EXHIBIT H     -   SCHEDULE OF INSURANCE REQUIREMENTS
EXHIBIT I     -   FORM OF OPERATING STATEMENTS
EXHIBIT J     -   FORM OF OPERATING BUDGET
EXHIBIT K     -   FORM OF LETTER OF CREDIT
EXHIBIT L     -   FEDERAL NATIONAL MORTGAGE ASSOCIATION
                  COMMITMENT AND THE NORTHWESTERN MUTUAL LIFE
                  INSURANCE COMPANY COMMITMENTS
EXHIBIT M     -   LIST OF MANAGEMENT CONTRACTS AFFECTING
                  BORROWING BASE PROPERTIES
EXHIBIT N     -   LENDER CLOSING INDEX
EXHIBIT 0     -   FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT P     -   FINANCIAL REPORTING REQUIREMENTS

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

SCHEDULES:
----------
1             -   LIST OF BORROWING BASE PROPERTIES
2             -   LIST OF MAJOR BBP LEASES ON CLOSING DATE
5.1(C)        -   GENERAL PARTNERS AND LIMITED PARTNERS OF
                  BORROWER AND EACH PLEDGOR SUBPARTNERSHIP
5.1(U)        -   ENVIRONMENTAL MATTERS
5.1(V)        -   CONTRACTUAL OBLIGATIONS NOT TERMINABLE IN 30 DAYS
5.3(Q)        -   EXECUTIVE OFFICER OWNERSHIP

                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 30, 1994 and amended and restated effective as of May 1, 1997 (the "Effective Date") (as further amended, restated, supplemented or modified from time to time, the "Agreement") and is among CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership ("Borrower"), each of the Lenders, as hereinafter defined, and PNC BANK, NATIONAL ASSOCIATION ("PNC"), in its capacity as Administrative Agent acting in the manner described in Article 11 and as a
                                                       ----------
Lender.

         WHEREAS, the Borrower, Wells Fargo Realty Advisors Funding Incorporated ("WFRAF"), as Administrative Agent and as a Lender, PNC, as Co-Agent and a Lender, and First Bank National Association ("First Bank") and Nations Bank, N.A. ("NationsBank"), as Lenders, are parties to that certain Credit Agreement dated as of June 30, 1994, as amended by First Amendment to Credit Agreement dated as of October 25, 1994 and as amended and restated effective as of January 22, 1996 (the "First Restatement") (as amended and restated, the "Original Agreement");

         WHEREAS, pursuant to those certain three (3) Assignment and Assumption Agreements (the "Assignments") dated January 22, 1996, from WFRAF to each of PNC, First Bank and NationsBank, WFRAF assigned all of its right, title and interest under the Facility to PNC, First Bank and NationsBank so that, after giving effect to such Assignments, each of PNC, First Bank and NationsBank has a Pro Rata Share of 33 1/3%;

         WHEREAS, pursuant to the First Restatement, the parties agreed that, among other things, PNC should replace WFRAF as Administrative Agent; and

         WHEREAS, the parties hereto desire to further amend and restate the Original Agreement as more fully set forth herein.

1.       DEFINITIONS
         -----------

         1.1       Certain Defined Terms.
                   ---------------------

         The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

         "Accommodation Obligations" as applied to any Person, means any
          -------------------------
Indebtedness or other contractual obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any Partnership in which that Person is a general partner, Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

         "Accountants" means Arthur Andersen & Co., any other "big six"
          -----------
accounting firm or another firm of certified public accountants of national standing selected by Borrower and acceptable to the Administrative Agent.

         "Acquisition Price" means the aggregate purchase price for an asset,
          -----------------
including bona fide purchase money financing provided by the seller and all (or
                                             --------
Borrower's Share of, as applicable) existing Indebtedness pertaining to such asset.

         "Administrative Agent" means PNC in its capacity as Administrative
          --------------------
Agent for the Lenders pursuant to this Agreement and in its capacity as agent for the Lenders under the Loan Documents and shall be deemed to refer to PNC in its individual capacity as a Lender where the context so requires .

         "Affiliates," as applied to any Person, means any other Person directly
          ----------
or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest representing ten percent (10%) or more of the outstanding limited partnership interests of such Person.

         "Appraisal" means a written appraisal prepared by an independent MAI
          ---------
appraiser acceptable to the Administrative Agent in its reasonable discretion and subject to the customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including FIRREA.

         "Appraised Value" means, as to any Borrowing Base Property, the fair
          ---------------
market value of such Borrowing Base Property as reflected in the then most recent Appraisal of such Borrowing Base Property as the same may have been adjusted by the Administrative Agent based upon its internal review of such Appraisal, which review shall be conducted within thirty (30) days after receipt by the Administrative Agent of such Appraisal.

         "Assignment and Assumption" means an Assignment and Assumption in the
          -------------------------
form substantially as set forth on Exhibit A hereto (with blanks appropriately
                                   ---------
filled in) delivered to
the Administrative Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 11.13.
                                          -------------

         "Average Treasury Note Yield" means the average yield for the four (4)
          ---------------------------
most recent Fiscal Quarters of ten (10) year United States Treasury Notes. The yield of ten (10) year United States Treasury Notes for each Fiscal Quarter shall be the sum of the average monthly yield of ten (10) year United States Treasury Notes during that Fiscal Quarter. The average monthly yield shall be the yield for United States Treasury obligations having a constant maturity of ten (10) years as published in the Federal Reserve Statistical Release H.15
(519) Selected Interest Rates or successor publication.

         "BBP" when used herein refers to a Borrowing Base Property.
          ---

         "BBP Lease" means a tenant lease of a Borrowing Base Property.
          ---

         "Benefit Plan" means any employee pension benefit plan as defined in
          ------------
Section 3(2) of ERISA (other than a Multi-employer Plan) in respect of which a
------------
Person or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.
                                       ------------

         "Borrower Debt" means all Indebtedness of Borrower and the REIT
          -------------
(without offset or reduction in respect of prepaid interest, restructuring fees or similar items) minus, in the case of Nonrecourse Indebtedness of an
                  -----
Investment Subsidiary, the amount of such Indebtedness in excess of Borrower's Share thereof.

         "Borrower Implied Market Equity" means, as of any date of
          ------------------------------
determination, the sum of (i) the product of the number of issued and outstanding shares of common stock of the REIT and the market price per share, and plus, without redundancy, (ii) the product of the number of issued and outstanding units in the Borrower and the market price per share of the REIT's common stock.

         "Borrower's Share" means, in the case of an Investment Subsidiary,
          ----------------
Borrower's percentage ownership interest in such Investment Subsidiary .

         "Borrowing" means a borrowing under the Facility.
          ---------

         "Borrowing Base" means the sum of the Borrowing Base Values of the
          --------------
Borrowing Base Properties.

         "Borrowing Base Certificate" means a report in the form of Exhibit B.
          --------------------------                                ---------

         "Borrowing Base Properties" means the properties listed on Schedule 1,
          -------------------------                                 ----------
as such Schedule 1 may be amended from time to time to reflect the addition and
        ----------
deletion of Borrowing Base Properties pursuant to Article 3. "Borrowing Base
                                                              --------------
Property Statements" has the meaning given to such term in Section 6.1(a).
-------------------                                        --------------

         "Borrowing Base Value" means, as to any Borrowing Base Property at any
          --------------------
time, the lower of:

         (a) either (i) seventy percent (70%) of the Appraised Value of such Borrowing Base Property in the case of a fee title property used for residential rental purposes, or (ii) sixty-seven and one-half percent (67.5%) of the Appraised Value of the Worldgate Property, minus, in either case, the then
                                           -----
unpaid principal amount of all assessment or similar obligations imposed upon such Borrowing Base Property (provided that there shall be no deduction for
                              --------
assessment or similar obligations if and to the extent the amount thereof has been appropriately deducted in the determination of Appraised Value); or

             (b) An amount equal to the product of NOI Ratio and the Net Operating Income reflecting the effect of the Capital Reserve of such Borrowing Base Property for the twelve (12) month period immediately preceding the date of determination, divided by the constant annual percentage (expressed as a
               ----------
decimal) which would then be applicable to a loan bearing interest during the term thereof at a fixed rate equal to one and one-half percent (1.5%) in excess of the Average Treasury Note Yield amortizing in equal annual payments of principal and interest over a period of twenty-five (25) years, (or, with respect to the Worldgate Property, twenty (20) years).

         "Budgeted Project Costs" means with respect to Properties under
          ----------------------
Development, the budgeted cost of completion of such Properties under Development shown on schedules submitted to and approved by the Administrative Agent; provided that the budgeted costs shall include projected operating deficits through completion and the projected date of occupancy of eighty-five percent (85%) of the dwelling units and provided further that, for Properties under Development by Majority Partnerships, the Budgeted Project Costs shall be the Borrower's share of the budgeted costs of completion (based on the greater of (x) the Borrower's percentage equity interest of the Majority Partnership or
(y) the Borrower's obligation to provide funds to the Majority Partnership) .

         "Business Day" means (a) with respect to any Borrowing, payment or rate
          ------------
determination of Fixed Increments, a day, other than a Saturday or Sunday, on which the Administrative Agent is open for business in Pittsburgh, Pennsylvania and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania, or is a day on which banking institutions located in Pennsylvania are required or authorized by law or other governmental action to close.

         "Capital Expenditures" means any expenditure for any item that would be
          --------------------
treated or defined as a capital expenditure under GAAP.

         "Capital Leases," as applied to any Person, means any lease of any
          --------------
property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Reserve" means, with respect to residential apartment
          ---------------
properties, Two Hundred Fifty Dollars ($250.00) per dwelling unit and with respect to the Worldgate Property, Seventeen Cents ($0.17) per square foot.

         "Cash Available for Distribution" means Funds from Operations less
          -------------------------------
actual Capital Expenditures .

         "Cash Equivalents" means (a) marketable direct obligations issued or
          ----------------
unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody's, Duff and Phelps, or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to the Administrative Agent) and not listed for possible downgrade in Credit Watch published by S&P; (c) commercial paper, other than commercial paper issued by Borrower or any of its affiliates, maturing no more than ninety
(90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-i from either S&P's or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to the Administrative Agent); and (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (i) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or
(ii) any Lender.

         "Closing Checklist" means the Closing Checklist attached hereto as
          -----------------
Exhibit C, as the same may be amended by the parties.
---------

         "Closing Date" means the date on which this Agreement shall become
          ------------
effective in accordance with Section 12.17.
                             -------------

         "Collateral" means all Property and interests in Property now owned or
          ----------
hereafter acquired by Borrower or any Pledgor Subpartnership in or upon which a security interest, pledge, lien or mortgage is granted or of which a collateral assignment is made under this Agreement, the Mortgage Documents or any other Loan Document.

         "Commission" means the Securities and Exchange Commission.
          ----------

         "Commitment" means, with respect to any Lender, such Lender's Pro Rata
          ----------
Share of the Facility, which amount shall not exceed the principal amount set out under such Lender's name under the heading "Loan Commitment" on the signature pages attached to this Agreement or as set forth on an Assignment and Assumption executed by such Lender, as assignee .

         "Compliance Certificate" means a certificate in the form of Exhibit D
          ----------------------                                     ---------
hereto delivered to the Administrative Agent by Borrower pursuant to Section
                                                                     -------
6.1(d) or other provision of this Agreement and covering Borrower's compliance
------
with the financial covenants contained in Section 8.5 and Article 9.
                                          -----------     ---------

         "Construction Project" has the meaning given to such term in
          --------------------
Section 3.4(e).
--------------

         "Contaminant" means any pollutant (as that term is defined in 42 U.S.C.
          -----------
9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

         "Contractual Obligation," as applied to any Person, means any provision
          ----------------------
of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties) .

         "Court Order" means any judgment, writ, injunction, decree, rule or
          -----------
regulation of any court or Governmental Authority binding upon or applicable the Person in question.

         "DC LP" means Smith Property Holdings Five (D.C.) L. P., a Delaware
          -----
limited partnership .

         "Debt Service" means, for any period, Interest Expense for such period
          ------------
plus scheduled principal amortization for such period on all Borrower Debt.
----

         "Defaulting Lender" means any Lender which fails or refuses to perform
          -----------------
its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Administrative Agent.

         "Default Rate" means the per annum rate of interest otherwise
          ------------
applicable to the Indebtedness and each part thereof, plus three percent (3 %) per annum.

         "DOL" means the United States Department of Labor and any successor
          ---
department or agency.

         "Documentation Agent" means First Bank National Association.
          -------------------

         "Dollars" and "$" means the lawful money of the United States of
          ---------------
America.

         "Eastern Time" means Eastern Standard Time or Eastern Daylight Savings
          ------------
Time, as in effect on the day to which the time specification is made.

         "EBITDA" for any period means the sum of the amounts for such period of
          ------
(i) Net Income, (ii) depreciation and amortization expense, (iii) Interest Expense, (iv) Taxes, and (v) cash distributions to Borrower from Investment Subsidiaries, minus (vi) the Borrower's gains (and plus the Borrower's losses) from extraordinary items, asset sales, write-ups, or forgiveness of Indebtedness and (vii) equity in earnings of Investment Subsidiaries, all as determined on a consolidated basis .

         "Environmental Laws" has the meaning set forth in Section 5.1(t).
          ------------------                               --------------

         "Environmental Lien" means a Lien in favor of any Governmental
          ------------------
Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time, and any successor statute .

         "ERISA Affiliate" means any (a) corporation which is, becomes, or is
          ---------------
deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as a Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person, (c) is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue Code) as such Person, or (d) any other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code.

         "Event of Default" means any of the occurrences set forth in Section
          ----------------
10.1 after the expiration of any applicable grace period expressly provided therein.

         "Excess Floating Rate Debt" means, at any time, Floating Rate Debt in
          -------------------------
excess of Two Hundred Fifty Million Dollars ($250,000,000).

         "Executive Officers" means Ernest A. Gerardi, Jr., Robert P. Kogod,
          ------------------
 W. D. "Denny" Minami, Matthew B. McCormick, Robert H. Smith and Roger L. Weeks.

         "Facility" means the loan facility of One Hundred Million Dollars
          --------
($100,000,000.00) described in Section 2.1(a).
                               --------------

         "Facility Fee" has the meaning given to such term in Section 2.6(a).
          ------------

         "FDIC" means the Federal Deposit Insurance Corporation or any
          ----
successor thereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate
          ------------------
per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal
          ---------------------
Reserve System or any governmental authority succeeding to its functions.

         "Financial Statements" has the meaning given to such term in
          --------------------
Section 6.1(b).
--------------

         "FIRREA" means the Financial Institutions Recovery, Reform and
          ------
Enforcement Act of 1989, as amended from time to time.

         "Fiscal Quarter" means each three-month period ending on March 31, June
          --------------
30, September 30 and December 31.

         "Fiscal Year" means the fiscal year of Borrower which shall be the
          -----------
twelve (12) month period ending on the last day of December in each year.

         "Fixed Charges and Capital Expenditures" means the actual Capital
          --------------------------------------
Expenditures relating to Unencumbered Assets plus debt service on Unsecured Debt of Borrower equal to the higher of (i) the actual interest expense and actual principal amortization on the Unsecured Debt, (ii) the principal and interest payments due on a loan in the amount of the Unsecured Debt in connection with the level mortgage-style amortization based on a 25-year term at an interest rate of 1.5% above the Average Treasury Note Yield or (iii) the payments due based upon a nine percent (9%) mortgage constant, multiplied by the amount of the Unsecured Debt.

         "Fixed Increment" means the portion of the outstanding principal
          ---------------
balance of the Facility specified by Borrower effective as of the applicable Fixed Period Commencement Date provided, however, in no event shall any such
                               --------
Fixed Increment be less than One Million Dollars ($1,000,000.00).

         "Fixed Increment Rate" means the "Fixed LIBOR Rate" for a Fixed Period
          --------------------
selected by Borrower pursuant to the terms of this Agreement, plus, at any time prior to the achievement of the Senior Debt Ratings, a percentage per annum determined as set forth below based upon the corresponding Leverage Ratio:


                                                       Per Annum
                 Leverage Ratio                        Percentage
                 --------------                        ----------
                 less than 30%                        .975%
                 30% or more but less than 50%       1.125%
                 50% or more                         1.25%

         Any change in the applicable percentage shall become effective simultaneously with Administrative Agent's calculation of a new Leverage Ratio, a copy of which calculation shall be delivered to the Borrower and all Lenders.

         At any time after the achievement of the Senior Debt Ratings, the Fixed Increment Rate shall mean the "Fixed LIBOR Rate" for a Fixed Period selected by the Borrower pursuant to the terms of this Agreement, plus a percentage per annum determined as set forth below based upon the Senior Debt Ratings:

                 Rating                              Per Annum Percentage
                 ------                              --------------------
                 less than BBB-/Baa3                 1.25%
                 BBB-/Baa3                           1.0%
                 BBB/Baa2                             .875%
                 BBB+/Baa1                            .75%
                 A-IA or higher                       .625%

If two Senior Debt Ratings are not equivalent, the applicable percentage will be based on the lower of the two ratings. If three or more ratings exist and are not equivalent, the applicable percentage will be based upon the lower of the two highest ratings, except that, if neither of the two highest ratings is issued by S&P or Moody's, then the applicable percentage shall be determined based upon the S&P or Moody's rating. Any change in the applicable percentage shall become effective two (2) Business Days following the Borrower's notification to the Administrative Agent of a change in the Senior Debt Ratings, provided that, in the event that the Borrower shall not provide the Administrative Agent with notice of a downgrade of one of the Senior Debt Ratings within the time period provided in Article 6, the Administrative Agent shall have the right, in its sole discretion, to make the change in the applicable percentage retroactive to the date when such change would have occurred had such notice been timely given. Any change in the applicable percentage shall apply to existing Fixed Increments as well as Fixed Increments which shall be subsequently established.

         "Fixed LIBOR Rate" means the rate per annum determined by the
          ----------------
Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which conclusion shall be conclusive absent manifest error) to be the average of the London interbank offered rate for U.S. dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association, or its successor ceases to provide such quotes, a comparable replacement as determined by the Administrative Agent) at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Fixed Period for an amount comparable to such advance and having a borrowing date and maturity comparable to such Fixed Period by (ii) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage. The Fixed LIBOR Rate may also be expressed by the following formula:

                  Fixed LIBOR Rate = Telerate display page 3750 as
                                     quoted by the British Bankers'
                                     Association, or appropriate
                                     successor / 1.00- LIB OR Rate Reserve
                                     Percentage

         "Fixed Period" means, relative to any Fixed Increments, the period
          ------------
beginning on (and including) the Fixed Period Commencement Date and ending on (but excluding) the day which numerically corresponds to such date in the first
(1st), second (2nd), third (3rd), sixth (6th) or, if acceptable to all
Lenders, twelfth (12th) month thereafter, in either case as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.1(b); provided,
                                                       --------------  --------
however, that:
-------

               (a) if such Fixed Period would otherwise end on a day which is not a Business Day, such Fixed Period shall end on the next following Business Day;

               (b)   no Fixed Period may end later than the Termination Date;
and

               (c) during the Syndication Period, all Fixed Periods shall be limited to thirty (30) days.

         "Fixed Period Commencement Date" means the proposed commencement of the
          ------------------------------
applicable Fixed Period.

         "Fixed Rate Notice" means, with respect to a Fixed Increment pursuant
          -----------------
to Section 2.1(b) a notice substantially in the form of Exhibit 9.
   --------------                                       ---------

         "Fixed Rate Price Adjustment" has the meaning given to such term in
          ---------------------------
Section 2.5(h)(iii).
 ------------------

         "Floating Rate Debt" means any outstanding Borrower Debt which bears
          ------------------
interest at a rate which is subject to periodic adjustment (either automatically by reference to a fluctuating base or market rate of interest or at the option of the lender) at any time prior to the earlier of (a) the Termination Date and
(b) the maturity date or termination date of such Indebtedness

         "FNMA" means the Federal National Mortgage Association.
          ----

         "FNMA Pool" means the Properties pledged as collateral for the FNMA
          ---------
Pool Financing.

         "FNMA Pool Financing" means the approximate $70,000,000 loan to be
          -------------------
provided by FNMA to the Borrower, which is anticipated to close shortly after the Effective Date.

         "FNMA Pool Value" means the fair market value of FNMA Pool as
          ---------------
established by the appraisals prepared for FNMA with appropriate evidence of such fair market values to be provided to the Administrative Agent.

         "Funding Date" means, with respect to any Loan made after the Closing
          ------------
Date, the date of the funding of such Loan.

         "Funds from Operations" means Net Income (Loss) of the Borrower and the
          ---------------------
REIT (computed in accordance with GAAP and as defined per NAREIT) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint Ventures.

         "GAAP" means generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any federal,
          ----------------------
state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indebtedness," as applied to any Person (and without duplication),
          ------------
means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account, (d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) all obligations in respect of Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements, and (i) ERISA obligations currently due and payable.

Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

         "Interest Expense" means for any period, total interest expense,
          ----------------
whether paid, accrued or capitalized (including the interest component of Capital Leases) but excluding capitalized interest covered by an interest reserve established under a loan facility, in respect of Borrower Debt, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Contracts, and Facility Fees payable to Lenders.

         "Interest Rate Contracts" means, collectively, interest rate swap,
          -----------------------
collar, cap or similar agreements providing interest rate protection, in form and substance acceptable to the Administrative Agent.

         "Interim Period" means the period commencing on January 1, 1994 and
          --------------
ending on the Closing Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as
          ---------------------
amended from time to time hereafter, and any successor statute.

         "Investment" means, as applied to any Person, any direct or indirect
          ----------
purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business.

         "Investment Grade Rating" means a rating for the REIT's senior long
          -----------------------
term unsecured debt of BBB- or better from S&P or a rating of Baa3 or better from Moody's, or an equivalent rating from another rating agency acceptable to the Administrative Agent.

         "Investment Mortgages" means mortgages securing indebtedness directly
          --------------------
or indirectly owned by Borrower, including certificates of interest in real estate mortgage investment conduits.

         "Investment Subsidiary" means any Person in which Borrower has an
          ---------------------
ownership interest, whose financial results are not consolidated under GAAP in the Financial Statements.

         "IRS" means the Internal Revenue Service and any Person succeeding to
          ---
the functions thereof.

         "Land" means unimproved real estate, including future phases of a
          ----
partially completed project, owned or leased by Borrower for the purpose of future development of improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which the construction of building improvements has not commenced or has been discontinued for a continuous period longer than sixty (60) days prior to completion.

         "Lender Taxes" has the meaning given to such term in Section 2.5(g).
          ------------                                        --------------

         "Lenders" means PNC, First Bank, NationsBank and any other bank,
          -------
finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as assignee. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders."

         "Letters of Credit" means the letters of credit made in connection with
          -----------------
the Facility issued by Administrative Agent in favor of Borrower in an amount not to exceed in the aggregate Twelve Million Five Hundred Thousand Dollars ($12,500,000) outstanding at any one time, as they may be drawn on, advanced, replaced, or modified from time to time. The initial Letters of Credit and any additional Letters of Credit shall be substantially in the form of Exhibit K.
                                                                   ---------

         "Leverage Ratio" means a percentage determined by dividing the sum of
          --------------
the principal balance of all Loans plus the aggregate undrawn amounts available under the outstanding Letters of Credit by the aggregate Appraised Values of the Borrowing Base Properties with the resulting quotient multiplied by one hundred percent (100%). The Leverage Ratio shall be recalculated upon the occurrence of any of the following: (i) any Borrowing, (ii) any repayment of the Loans, (iii) the issuance, termination, or release of any Letter of Credit or (iv) any change in the Appraised Values of the Borrowing Base Properties.

         "Liabilities and Costs" means all claims, judgments, liabilities,
          ---------------------
obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIBOR Office" means, relative to any Lender, the office of such Lender
          ------------
designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender to the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Fixed Increments of such Lender.

         "LIBOR Rate Reserve Percentage" means the maximum effective percentage
          -----------------------------
in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

         "Lien" means any mortgage, deed of trust, pledge, hypothecation,
          ----
assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "Loan Account" has the meaning given to such term in Section 2.4.
          ------------                                        -----------

         "Loan Availability" means the lesser of (a) the Borrowing Base and (b)
          -----------------
the amount of the Facility from time to time, provided that, in the event that Borrower has given the Unsecured Election to the Administrative Agent and the Administrative Agent has confirmed that Borrower is entitled to make such election, the Loan Availability shall be equal to the amount of the Facility.

         "Loan Documents" means this Agreement, the Loan Notes, the Mortgage
          --------------
Documents, and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT, Borrower or any Pledgor Subpartnership, which evidence, guaranty or secure the Obligations.

         "Loan Notes" means the promissory notes evidencing the Loans in the
          ----------
aggregate original principal amount of up to One Hundred Million Dollars ($100,000,000) executed by Borrower in favor of Lenders, as they may be amended, supplemented, replaced or modified from time to time, including, without limitation, any new or replacement notes issued to any Lender in connection with the assignment of an interest in the Loans by any Lender to one or more Lenders pursuant to Section 11.13 hereof. The initial Loan Notes and any replacements
            -------------
thereof shall be substantially in the form of Exhibit E.
                                              ---------

         "Loans" means the loans made pursuant to the Facility.
          -----

         "Major Agreements" means, at any time, (a) each Major BBP Lease, (b)
          ----------------
each cross-easement, restrictions or similar agreement encumbering or affecting a Borrowing Base Property and any adjoining property, (c) each management agreement with respect to a Borrowing Base Property, (d) each ground lease affecting a Borrowing Base Property, and (e) any other agreement, contract, indenture or other document or instrument material to the operation, management and/or maintenance of a Borrowing Base Property or to the security afforded thereby.

         "Major BBP Lease" means (a) any BBP Lease shown on Schedule 2, and (b)
          ---------------                                   ----------
any BBP Lease of ten percent (10%) or more of the net rentable space of any Borrowing Base Property.

         "Majority Partnership" means each Pledgor Subpartnership and any other
          --------------------
Partnership in which Borrower has an ownership interest, whose financial results are consolidated under GAAP in the Financial Statements.

         "March 31, 1994 Financials" has the meaning given to such term in
          -------------------------
Section 5.1(g).
--------------

         "Market Value" means the sum of (i) the book value of all Unrestricted
          ------------
Tangible Assets, plus (ii) for all income-producing residential rental Properties owned by the Borrower or a Majority Partnership for at least six (6) months, the estimated market value thereof, as determined by dividing the annualized aggregate EBIDTA for such Properties for the immediately preceding four (4) Fiscal Quarters, less the Capital Reserve for such Properties, by a nine percent (9%) capitalization rate, plus (iii) for all income-producing retail Properties owned by the Borrower or a Majority Partnership for at least six (6) months, the estimated market value thereof, as determined by dividing the annualized aggregate EBITDA for such Properties for the immediately preceding four (4) Fiscal Quarters for such Properties, less the actual Capital Expenditures for such period, by a ten percent (10%) capitalization rate, plus
(iv) for any Properties owned by the Borrower or a Majority Partnership for a period of less than six (6) months, the aggregate purchase price for such Properties, plus (v) for the Property Service Businesses, the estimated market value thereof, determined by dividing the annualized EBITDA for such Property Service Businesses for the immediately preceding four (4) Fiscal Quarters by a fourteen percent (14%) capitalization rate, plus (vi) the estimated market value of all Properties which are not revenue-producing, based upon the lower of (A) the cost of such Properties or (B) the estimated market value as established by an Appraisal or other valuation method selected by the Administrative Agent in its reasonable discretion.

         "Material Adverse Effect" means, with respect to a Person, a material
          -----------------------
adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect," and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect."

         "Moody's" shall mean Moody's Investors Service, Inc., and its
          -------
successors.

         "Mortgage Documents" means each Mortgage, security agreement and other
          ------------------
document executed by Borrower or a Pledgor Subpartnership and evidencing or creating Liens against a Borrowing Base Property securing the Loans, and all related appurtenances, fixtures or other property rights or interests, as security for the Obligations, as each of the foregoing may be amended, supplemented or modified from time to time.

         "Mortgages" means the fee or leasehold mortgages, deeds of trust or
          ---------
trust deeds with assignments of leases and rents, security agreements and fixture filings encumbering the Borrowing Base Properties executed by Borrower or a Pledgor Subpartnership in favor of Administrative Agent.

         "Multiemployer Plan" means an employee benefit plan defined in Section
          ------------------
4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Person or an ERISA Affiliate.

         "NAREIT" means National Association of Real Estate Investment Trusts.
          ------

         "Net Income" means for any period, the net earnings (or loss) after
          ----------
Taxes less net earnings (or plus loss) attributable to minority interest in consolidated Partnerships or Subsidiaries, calculated for such period on a consolidated basis in conformity with GAAP.

         "Net Offering Proceeds" means (a) all cash proceeds received by the
          ---------------------
REIT as a result of the sale of common, preferred or other classes of stock in the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP) less
                                                                         ----
customary costs and discounts of issuance paid by the REIT, all of which proceeds shall have been concurrently contributed by the REIT to Borrower as additional capital, plus (b) all cash and the fair market value of the net
                    ----
equity of all properties contributed to Borrower by one or more Persons in exchange for limited partnership interests in Borrower or shares of the REIT.

         "Net Operating Income" means, with respect to a Borrowing Base
          --------------------
Property, the net operating income of such Property determined in accordance with sound accounting principles consistently applied, except that, for purposes of determining Net Operating Income, (a) income shall not include security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items of a non-recurring nature, and (b) such income shall be subject to adjustment in the reasonable determination of the Administrative Agent, on a basis consistent with the determination of the Appraised Value for such Borrowing Base Property, in respect of management or similar fees, vacancy factor, operating or capital reserves, anticipated property tax reassessment or other appropriate items. Notwithstanding the limitations in Clause (a), Net Operating Income may include collected lease termination charges (amortized monthly over the remaining term of the lease) and delinquent rent recoveries so long as (1) any such charge or recovery does not relate to a date earlier than twelve (12) months prior to the end of the period for which Net Operating Income is determined and (2) no such recovery shall be made for any month during or after which the space to which such charge or recovery relates has been re-leased to another Person and such Person has an obligation to pay rent for such month(s).

         "NOI Ratio" means, with respect to residential apartments, Eighty
          ---------
Percent (80%) and, with respect to the Worldgate Property, Seventy-Six and Nine-Tenths Percent (76.9%).

         "Non-Disturbance Agreement" has the meaning given to such term in
          -------------------------
Section 3.4(c).
--------------

         "Non Pro Rata Loan" means a Loan with respect to which fewer than all
          -----------------
Lenders have funded their respective Pro Rata Shares of such Loans and the failure of the nonfunding Lender or Lenders to fund its or their respective Pro Rata Shares of such Loan constitutes a breach of this Agreement.

         "Nonrecourse Indebtedness" means Indebtedness with respect to which
          ------------------------
recourse for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness.

         "Notice of Borrowing" means, with respect to a proposed Borrowing
          -------------------
pursuant to Section 2.1(b), a notice substantially in the form of Exhibit F.
            --------------                                        ---------

         "Obligations" means, from time to time, all Indebtedness of Borrower or
          -----------
the REIT owing to Administrative Agent, any Lender or any Person entitled to indemnification pursuant to Section 12.2, or any of their respective successors,
                            ------------
transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document. (Notwithstanding the foregoing definition of "Obligations, " Borrower's obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Mortgage Documents.)
                                 --------

         "Officer's Certificate" means a certificate signed by a specified
          ---------------------
officer of a Person certifying as to the matters set forth therein.

         "Partnership" means any general or limited partnership or joint
          -----------
venture.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person
          ----
succeeding to the functions thereof.

         "Permit" means any permit, approval, authorization, license, variance
          ------
or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Investments" means Land, Securities, Partnerships and
          ---------------------
Investment Mortgages, but only to the extent permitted in Section 9.7.
                                                          -----------

         "Permitted Liens" means:
          ---------------

                  (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due;

                  (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations;

                  (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters described as exceptions on Schedule B of the title insurance policies described in Section 4.1(d)(ii) which are delivered to and accepted by
                      ------------------
the Administrative Agent in satisfaction of the applicable condition to the first Loan disbursement;

                  (d) Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due; and

                  (e) Liens on Borrowing Base Properties located in the District of Columbia owned by a Pledgor Subpartnership not exceeding in the aggregate Forty Million Dollars ($40,000,000.00) and individually an amount which when added to the Borrowing Base Value of such property will equal the Appraised Value of such property which lien (or the indebtedness it secures) is held (and only for so long as it is held) by the Borrower, each and every provision of which is absolutely and unconditionally subordinated to each and every provision of the Mortgages, the payment of principal of which shall be prohibited until the full and complete payment of the Loans, the return of any outstanding Letter of Credit and the expiration or other termination of all obligations of Lenders under this Agreement, the interest on which shall not be payable after the occurrence of an Unmatured Event of Default or Event of Default and during the continuation thereof, and which provide for the automatic release thereof upon
(i) the commencement by advertisement or otherwise or any foreclosure action under a Mortgage on such property, or (ii) the occurrence of an event described in Section 10.1(g) or 10.1(h) with respect to the owner (the "Bankruptcy Event")
   ---------------    -------
of such Borrowing Base Property, all in form and content as approved by the Administrative Agent, and with respect to which the Borrower shall have agreed to sell the indebtedness secured by such lien to the Administrative Agent for Ten Dollars ($10.00) upon the occurrence of a Bankruptcy Event.

         "Person" means any natural person, employee, corporation, limited
          ------
partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA
          ----
(other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

         "Pledgor Subpartnership" means DC LP, or any other Partnership which
          ----------------------
shall have executed and delivered Mortgage Documents encumbering one or more Borrowing Base Properties and containing a covenant to pay the Obligations.

         "Post-Foreclosure Plan" has the meaning given to such term in
          ---------------------
Section 11.11(e).
----------------

         "Price Adjustment Date" has the meaning given to such term in
          ---------------------
Section 2.5(h)(iii).
-------------------

         "Prime Rate" means the variable rate of interest per annum established
          ----------
from time to time by Administrative Agent at its downtown headquarters in Pittsburgh, Pennsylvania and designated as its prime rate . Changes in the Variable Rate resulting from changes in the Prime Rate shall become effective on the date such change in such Prime Rate is established by Administrative Agent.

         "Private Placement" means a private placement of REIT stock to
          -----------------
Robert H. Smith and Robert P. Kogod and their families and related persons as described in the REIT S-11

         "Proceedings" means, collectively, all actions, suits and proceedings
          -----------
before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

         "Properties under Development" means residential rental Properties for
          ----------------------------
which the Borrower or a Majority Partnership is actively pursuing construction of a building or other improvements provided that any such Property will no longer be considered a Property under Development when eighty-five percent (85%) of the rental units contained therein are occupied by tenants under leases.

         "Property" means any real or personal property, building, facility,
          --------
structure, equipment or unit, or other asset owned and operated by Borrower or a Majority Partnership.

         "Property Release" has the meaning given to such term in Section 3.2.
          ----------------                                        -----------

         "Property Service Businesses" means three (3) companies, consisting of
          ---------------------------
Smith Realty Company, Consolidated Engineering Services, Inc., and Smith Management Construction, Inc., so long as the Borrower shall own ninety-nine percent (99%) or more of the economic interests therein.

         "Pro Rata Share" means, with respect to any Lender, a fraction
          --------------
(expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments.

         "Protective Advance" means all sums expended as determined by the
          ------------------
Administrative Agent to be necessary to: (a) protect the priority, validity and enforceability of the Liens on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 12.1 or post-foreclosure ownership,
                                    ------------
maintenance, operation or marketing of any Borrowing Base Property.

         "Regulations D, G, T, U and X" means such Regulations of the Federal
          ----------------------------
 Reserve Board as in effect from time to time.

         "Regulatory Costs" means, collectively, future, supplemental, emergency
          ----------------
or other changes in LIBOR Rate Reserve Percentage assessment rates imposed by the FDIC or similar requirements or costs imposed by any domestic or foreign governmental authority and relating in any manner to the fixing of the Fixed LIBOR Rate on the Loan.

         "REIT" means Charles E. Smith Residential Realty, Inc., a Maryland
          ----
 corporation.

         "REIT Debt Proceeds" means that all cash proceeds received by the REIT
          ------------------
as a result of the issuance of any Indebtedness, less customary costs of issuance paid by the REIT.

         "REIT S-11" means the S-11 filed by the REIT with respect to the REIT
          ---------
IPO and dated June 23, 1994.

         "Release" means the release, spill, emission, leaking, pumping,
          -------
injection, deposit, disposal, discharge, dispersal, leaching or migration now existing or hereafter occurring into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "Remedial Action" means any action required by applicable Environmental
          ---------------
Laws to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" means any of the events described in Section 4043(b)
          ----------------
of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

         "Request for Letter of Credit" means a request of the Borrower for the
          ----------------------------
issuance of a Letter of Credit substantially on the form of Exhibit O.
                                                            ---------

         "Requirements of Law" means, as to any Person, the charter and by-laws,
          -------------------
partnership agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

         "Requisite Lenders" means, collectively, Lenders whose Pro Rata Shares,
          -----------------
in the aggregate, are at least sixty-six and two-thirds percent (66 2/3%) but, if any Lender's Pro Rata Share is sixty-six and two-thirds percent (66 2/3%) or greater, Lenders whose Pro Rata Shares, in the aggregate, are at least seventy-five percent (75%), provided that, in determining such percentage at any
                            --------
given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

         "Secretary's Certificate" has the meaning given to such term in
          -----------------------
Section 4.1(e).
--------------

         "Secured Debt" means all Indebtedness of the Borrower that is secured
          ------------
by a Lien on any asset of the Borrower.

         "Securities" means any stock, shares, voting trust certificates, bonds,
          ----------
debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, provided that Securities shall not
                                         --------
include Cash Equivalents, Investment Mortgages or interests in Partnerships.

         "Securities Act" means the Securities Act of 1933, as amended to the
          --------------
date hereof and from time to time hereafter, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as
          -----------------------
amended to the date hereof and from time to time hereafter, and any successor statute.

         "Senior Debt Ratings" means Investment Grade Ratings of the REIT from
          -------------------
two or more rating agencies, one of which must be from Moody's or S&P.

         "Senior Loans" has the meaning given to such term in Section 11.4(b).
          ------------                                        ---------------

         "Senior Officers" means the Executive Officers and the additional six
          ---------------
individuals identified as Senior Officers [on page 40 of the REIT's 1996 Annual Report.

         "Solvent" means, as to any Person at the time of determination, that
          -------
such Person (a) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
          ---
Inc., and its successors.

         "Subsidiary" of a Person means any corporation, Partnership, trust or
          ----------
other non-Partnership entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person.

         "Syndication Agent" means NationsBank, N.A.
          -----------------

         "Syndication Period" shall mean the period commencing on the Effective
          ------------------
Date and ending on the earlier of (i) sixty (60) days following the Effective Date or (ii) the completion of the sale of assignments to other Banks of two-thirds (2/3) of the Facility.

         "Taxes" means all federal, state, local and foreign income and gross
          -----
receipts taxes.

         "Termination Date" has the meaning given to such term in
          ----------------
Section 2.1(d).
--------------

         "Termination Event" means (a) any Reportable Event, (b) the withdrawal
          -----------------
of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate from a Multiemployer Plan, or (g) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan.

         "Unencumbered Assets" means any real estate Property that on any date
          -------------------
of determination: (a) is not subject to any Liens, negative pledges or springing Liens; and (b) is not the subject of any environmental, structural or title matter that materially adversely affects the value of such Property.

         "Unencumbered EBITDA" means EBITDA from the Unencumbered Assets.
          -------------------

         "Unencumbered Market Value" means the sum of (i) the estimated market
          -------------------------
value of all residential rental Unencumbered Assets (except for such Unencumbered Assets described in (iii) below), as determined by taking the annualized aggregate EBITDA for the previous four (4) Fiscal Quarters less customary reserve requirements divided by a 9.5% capitalization rate; (ii) the estimated market value of all retail Unencumbered Assets (except for such

Unencumbered Assets described in (iii) below), as determined by taking the annualized aggregate EBITDA for the previous four (4) Fiscal Quarters less customary reserve requirements divided by a ten percent 10% capitalization rate, and (iii) the cost of construction, as approved by the Administrative Agent, of Unencumbered Assets which have been completed and placed in service within the previous four (4) Fiscal Quarters.

         "Uniform Commercial Code" means the Uniform Commercial Code as in
          -----------------------
effect on the date hereof in the Commonwealth of Virginia, provided that if by
                                                           --------
reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         "Unmatured Event of Default" means an event which, with the giving of
          --------------------------
notice or the lapse of time, or both, would constitute an Event of Default.

         "Unrestricted Tangible Assets" means the tangible assets of the
          ----------------------------
Borrower and other assets of the Borrower approved by the Administrative Agent, other than real estate assets, security deposits, escrow accounts and other reserve accounts.

         "Unsecured Debt" means all Indebtedness of Borrower that is not secured
          --------------
by a Lien on any asset of the Borrower.

         "Unsecured Election" means, upon the achievement of the Senior Debt
          ------------------
Ratings, so long as no Event of Default or Unmatured Event of Default shall then exist and the Borrower shall demonstrate to the Administrative Agent its compliance with all covenants contained in Articles 8 and 9 hereof, an election filed by the Borrower with the Administrative Agent requesting that the Facility become unsecured.

         "Unused Amount" has the meaning given to such term in Section 2.6(a).
          -------------                                        --------------

         "Variable Rate" means, on any day, the higher of (a) the variable rate
          -------------
of interest per annum established from time to time by Administrative Agent, and designated as its Prime Rate as in effect on such day, and (b) the Federal Funds Rate in effect on such day plus one-half percent (0.5%) per annum.
                           ----

         "Variable Rate Loans" means those Loans bearing interest at the
          -------------------
Variable Rate.

         "Worldgate Property" is the property identified as such on Schedule I.
          ------------------                                        ----------

         1.2  Computation of Time Periods.
              ---------------------------

         In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to " and

"until" each mean "to and including" (except with respect to the calculation of Interest, where the word "to" shall not mean "including"). Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

         1.3   Terms.
               -----

               (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

               (b) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then executive or senior officers of Borrower and the REIT, after reasonable inquiry of those agents, employees or contractors of the REIT or Borrower who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

               (c) In each case where the consent or approval of the Administrative Agent, all Lenders and/or Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of the Administrative Agent and, as applicable, each Lender, unless otherwise specifically indicated.

               (d) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

2.       LOANS
         -----

         2.1   Loan Advances and Repayment.
               ---------------------------

               (a)   Loan Availability.
                     -----------------

                     (i) Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Loans to Borrower at the request of Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Termination Date, in an aggregate amount which, when added to the then outstanding or requested Letters of Credit, shall not exceed Loan Availability. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the

Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan. Loans may be voluntarily prepaid pursuant to Section 2.7(a) and, subject to the provisions
                                   --------------
of this Agreement, any amounts so prepaid may be re-borrowed under this Section
                                                                        -------
2.1(a)(i). The principal balance of the Loans shall be payable in full on the
---------
Termination Date. The Loans will be evidenced by the Loan Notes.

                     (ii) If at any time the outstanding principal balance of the Loans exceeds the Borrowing Base as a result of a reduction in any Borrowing Base Value, Borrower shall submit to the Administrative Agent, not later than thirty (30) days following written notice from the Administrative Agent to Borrower (a copy of which shall be sent promptly by the Administrative Agent to each Lender) of the existence of such excess borrowing condition, a written plan pursuant to which Borrower shall cause such excess borrowing condition to be eliminated not later than sixty (60) days following such notice, through one or both of the following means: Borrower shall (A) pay to the Administrative Agent such amounts and/or (B) mortgage to the Administrative Agent such additional Borrowing Base Property(-ies) as all of the Lenders may accept under Section 3.1
                                                                     -----------
as are necessary so that the outstanding principal balance of the Loans does not exceed the Borrowing Base. Failure by Borrower to have complied with the foregoing in a timely manner shall constitute an Event of Default without further notice or grace period hereunder. No further Borrowings, or release of any Borrowing Base Property, shall be permitted so long as such excess borrowing condition shall continue to exist. Nothing in this Section 2. 1(a)(ii) shall
                                                   -------------------
excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair Lenders' rights thereunder in respect of any such breach thereof by Borrower.

               (b)   Notice of Borrowing.
                     -------------------

                     (i) Whenever Borrower desires to borrow under this Section
                                                                        -------
2.1(b) but in no event more than five (5) times during any one (1) calendar
------
month, Borrower shall give the Administrative Agent, at PNC Bank, National Association, One PNC Plaza, 249 Fifth Avenue, P1-POPP-19-2, Pittsburgh, Pennsylvania 15222-2707, Attention: Robin Hyde, with a copy to: PNC Bank, National Association, 1001 Pennsylvania Avenue, N.W., Suite 305 South, Washington, DC 20004, Attention: William R. Lynch, III, Assistant Vice President, or such other address as the Administrative Agent shall designate, an original or facsimile Notice of Borrowing no later than 11:00 a.m. (Eastern
                      -------------------
Time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date of each Fixed Increment Loan and not less than two (2) nor more than five (5) Business Days prior to the proposed Funding Date of each Variable Rate Loan. Each Notice of Borrowing shall specify (1) the Funding Date (which shall be a Business Day) in respect of the Loan, (2) the amount of the proposed Loan, provided that the aggregate amount of such proposed Loan shall be
               --------
equal to or greater than One Million Dollars ($1,000,000), (3) whether the Loan to be made thereunder will be a Variable Rate Loan or a Fixed Increment and, if a Fixed Increment, the Fixed Period, (4) to which account of Borrower the funds are to be directed, and (5) the proposed use of such Loan. Notwithstanding the foregoing, if the Borrower provides a

Notice of Borrowing with respect to a Variable Rate Loan no later than 11:00 a.m. (Eastern Time) one (1) Business Day prior to the proposed Funding Date, the Administrative Agent shall use reasonable efforts to cause such Variable Rate Loan to be funded on the proposed Funding Date but neither the Administrative Agent nor any Lender shall have any obligation to do so and neither the Administrative Agent nor any Lender shall incur any liability whatsoever for any failure to fund any Variable Rate Loan upon only one (1) Business Day's notice. Any Notice of Borrowing pursuant to this Section 2.1(b) shall be irrevocable but
                                         --------------
immediately upon receiving telephonic advice from the Administrative Agent as to the Fixed LIBOR Rate which will be applicable to such Loan, Borrower may elect in writing to have such Loan be a Variable Rate Loan.

                     (ii) Borrower may elect (A) to convert Fixed Increments or any portion thereof into Variable Rate Loans, (B) to convert Variable Rate Loans or any portion thereof to Fixed Increments, or (C) to continue any Fixed Increments or any portion thereof for an additional Fixed Period, provided,
                                                                  --------
however, that the aggregate amount of the Loans being converted into or
-------
continued as Fixed Increments shall, in the aggregate, be at least One Million Dollars ($1,000,000). The applicable Fixed Period for the continuation of any Fixed Increment shall commence on the day on which the next preceding Fixed Period expires. The conversion of a Fixed Increment to a Variable Rate Loan shall only occur on the last Business Day of the Fixed Period relating to such Fixed Increment; such conversion shall occur automatically in the absence of an election under Clause 2.1(b)(ii)(C) above. Each election under Clause 2.1(b)(ii)(B) or Clause 2.1(b)(ii)(C) above shall be made by Borrower giving the Administrative Agent an original or facsimile Notice of Borrowing no later than 11:00 a.m. (Eastern Time), not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a Fixed Increment, specifying, in each case (1) the amount of the conversion or continuation, (2) the Fixed Period therefor, and (3) the date of the conversion or continuation (which date shall be a Business Day).

                     (iii) Upon receipt of a Notice of Borrowing in proper form requesting Fixed Increments under Section 2.1(b)(ii) or 2.1 above, the
                                  ------------------    ---
Administrative Agent shall determine the Fixed LIBOR Rate applicable to the Fixed Period for such Fixed Increments, and shall, two (2) Business Days prior to the beginning of such Fixed Period, give (by facsimile) a Fixed Rate Notice
                                                             -----------------
in respect thereof to Borrower and Lenders; provided, however, that failure to
                                            --------  -------
give such notice to Borrower shall not affect the validity of such rate. Each determination by the Administrative Agent of the Fixed LIBOR Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error.

               (c)   Making of Loans. Subject to Section 11.3, the
                     ---------------             ------------
Administrative Agent shall make the proceeds of Loans available to Borrower on such Funding Date and shall disburse such funds in Dollars in immediately available funds to Borrower's commercial demand account specified in the Notice of Borrowing.

               (d)   Term. The outstanding balance of the Loans shall be payable
                     ----
in full on the earlier to occur of (i) April 30, 2000, (ii) the acceleration of the Loans pursuant to Section 10.2(a) or (iii) Borrower's written notice to the
                      ---------------
Administrative Agent (pursuant to

Section 2.7(a)) of Borrower's election to prepay all accrued Obligations and
--------------
terminate all Commitments (the "Termination Date").

         2.2   Letters of Credit.
               -----------------

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time through the day that is thirty (30) days prior to the Termination Date, the Administrative Agent shall issue such Letters of Credit as the Borrower may request, for purposes other than credit support for obligations to repay borrowed money, by a Request for Letter of Credit; provided that (i) upon issuance of such Letters of Credit, the sum of
        --------
all outstanding Loans plus outstanding Letters of Credit shall not exceed the then applicable aggregate amount of all of the Lender Commitments, (ii) outstanding Letters of Credit shall not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000), (iii) in no event shall Letters of Credit be issued for the benefit of any of the Lenders or for purposes of securing repayment of loans extended to the Borrower or a Subsidiary or for dividend payments to any Person, and (iv) unless all the Lenders otherwise consent in writing, the term of any Letter of Credit shall not extend beyond the shorter of twelve (12) months or the Termination Date and no Letter of Credit shall contain an automatic extension or renewal clause.

               (b) Each Request for Letter of Credit shall be submitted to the Administrative Agent not later than 11:00 a.m., Eastern Time, at least five
(5) Business Days prior to the date upon which the requested Letter of Credit is to be issued, each duly executed by the Borrower. The Borrower shall further deliver to the Administrative Agent such additional instruments and documents as the Administrative Agent may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit.

               (c) The Administrative Agent shall, if it approves of the content of the Request for Letter of Credit (which approval shall not be unreasonably withheld) give prompt written notice to the Lenders upon the approval of the Request, and subject to the conditions set forth in this Agreement, cause the issuance of the Letter of Credit on or before 5:00 p.m. Eastern Time, on or before the day five (5) Business Days following receipt of the documents last due pursuant to Section 2.2(b). Upon issuance of a Letter of
                                   --------------
Credit, the Administrative Agent shall promptly notify the Lenders of the amount and terms thereof. The Administrative Agent shall provide copies of each Letter of Credit to the Lenders promptly following issuance thereof and shall notify the Lenders promptly of all payments, reimbursements, expirations, negotiations, transfers and other activity with respect to outstanding Letters of Credit.

               (d) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata issuer participation therein from the Administrative Agent in an amount equal to that Lender's Pro Rata Share of the face amount of the Letter of Credit.

               (e)   [Intentionally deleted.]

               (f) Promptly after payment by the Administrative Agent of any amount drawn upon any Letter of Credit, the Administrative Agent shall, without notice to or the consent of the Borrower, direct the Lenders to make advances to the Administrative Agent, of their Pro Rata Shares. The proceeds of such advances shall reimburse the Administrative Agent for the payment made by it under the Letter of Credit. The Administrative Agent shall give prompt written notice to the Lenders of any reduction in the amount available to be drawn under any Letter of Credit and of any extension of the term of any Letter of Credit. All amounts paid by the Lenders pursuant to this Section 2.2(f) shall be deemed
                                                 --------------
to be Loans pursuant to this Agreement.

               (g) On the occurrence of a Termination Date prior to the expiration of all Letters of Credit, the Borrower shall provide to the Administrative Agent a standby letter of credit issued by a bank satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, in favor of the Administrative Agent in a face amount equal to outstanding Letters of Credit on that date, or shall make other provisions satisfactory to the Administrative Agent for the full collateralization, by cash or cash equivalent, of such outstanding Letters of Credit. In the event of failure of the Borrower to comply with the requirements of this Section 2.2(g), such portion of the face amount of all outstanding
        --------------
Letters of Credit as to which the Borrower has failed to comply shall be deemed to be advances under this Agreement and due and payable in accordance with the terms hereof.

               (h) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as issuance of a new Letter of Credit.

         2.3   Authorization to Obtain Loans.
               -----------------------------

         Borrower shall provide the Administrative Agent with documentation satisfactory to the Administrative Agent indicating the names of those employees of Borrower authorized by Borrower to sign Notices of Borrowing, and the Administrative Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. The Administrative Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing, and Borrower shall be bound thereby in the same manner as if such Person were actually the Person so authorized. Borrower agrees to indemnify, defend and hold Lenders and the Administrative Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing, unless caused by the gross negligence of the Person to be indemnified.

         2.4   Lenders' Accounting.
               -------------------

         The Administrative Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (a) the names and addresses and the Commitments of Lenders, and principal amount of Loans owing to each Lender from time to time, and (b) all advances and repayments of principal and payments of accrued interest under the Loans, as well as payments of the Facility Fee, as provided in this Agreement. All entries
                                         --------
in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. Monthly, or at such other interval as is customary with the Administrative Agent's practice, the Administrative Agent will render a statement of the Loan Account to Borrower. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error), unless Borrower, within thirty (30) days after the date such statement is mailed or otherwise delivered to Borrower, delivers to the Administrative Agent written notice of any objections which Borrower may have to any such statement, or within ten (10) days after discovery by Borrower of an error with respect to which Borrower had no knowledge and which could not have been determined after reasonable inquiry during said 30-day period. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding the foregoing, the Administrative Agent's entries in the Loan Account evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon Borrower (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

         2.5   Interest on the Loans.
               ---------------------

               (a)   Variable Rate Loans. Subject to Section 2.5(d), all
                     -------------------             --------------
Variable Rate Loans shall bear interest on the average daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Variable Rate. Variable Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000).

               (b)   Fixed Increments. Subject to Section 2.5(d) and 2.5(h),
                     ----------------             --------------     ------
all Fixed Increments shall bear interest on the unpaid principal amount thereof during the Fixed Period applicable thereto at a rate per annum equal to the Fixed Increment Rate. Fixed Increments shall be in trances of at least One Million Dollars ($1,000,000.00). No more than five (5) Fixed Increment tranches shall be outstanding at any one time. Notwithstanding anything to the contrary contained herein and subject to the Default Interest provisions contained in
Section 2.5(d), if an Event of Default occurs and as a result thereof the
--------------
Commitments are terminated, all Fixed Increments will convert to Variable Rate Loans upon the expiration of the applicable Fixed Periods therefor or the date all Loans become due, whichever occurs first.

               (c)   Interest Payments. Subject to Section 2.5(d), interest
                     -----------------             --------------
accrued on all Loans shall be payable by Borrower in the manner provided in
                                                                --------
Section 2.7(b) in arrears on August 1, 1994 and on the first day of each
--------------
succeeding calendar month thereafter, and on the Termination Date.

               (d)   Default Interest. Notwithstanding the rates of interest
                     ----------------
specified in Section 2.5(a) and 2.5(b) and the payment dates specified in
             --------------     ------
Section 2.5(c) effective immediately upon the occurrence and during the
--------------
continuance of any Event of Default, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due shall bear interest payable upon demand at the Default Rate. All other amounts due the Administrative Agent or Lenders

(whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within fifteen (15) days after demand, shall bear interest from and after demand at the rate set forth in this Section 2.5(d).
                                     --------------
               (e)   Late Fee. Borrower acknowledges that late payment to the
                     --------
Administrative Agent will cause the Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails to pay timely any sum due and payable hereunder through the Termination Date, unless waived by the Administrative Agent or Requisite Lenders pursuant to
Section 11.11(a), a late charge of four cents ($ .04) for each dollar of any
----------------
principal payment, interest, or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by the Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment; provided, however, that no late charges shall be assessed in respect of any
--------  -------
failure to pay all Obligations on the Termination Date. Borrower and the Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that the Administrative Agent and Lenders will incur by reason of late payment. Borrower and the Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent the Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of the Administrative Agent.

               (f)   Computation of Interest. Interest shall be computed on the
                     -----------------------
basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is
                                       --------  -------
repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding any provision in this Section 2.5, interest in
                                                    -----------
respect of any Loan shall not exceed the maximum rate permitted by applicable law.

               (g)   Changes: Legal Restrictions. In the event that after the
                     ---------------------------
Closing Date (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by the Administrative Agent or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

                     (i) subjects the Administrative Agent or any Lender (including within such term the Administrative Agent and Lender any parent or other affiliate of any Lender or the Administrative Agent) to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents, including the Mortgages, or the Loans or changes the basis of taxation of payments to the Administrative Agent or any Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

                     (ii) imposes, modifies or holds applicable, in the determination of Administrative Agent or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Administrative Agent or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Variable Rate" or in determining Fixed LIBOR
Rate); or

                     (iii) imposes on Administrative Agent or any Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date, and the result of any of the foregoing is to increase the cost to Administrative Agent or any Lender of making, renewing, maintaining or participating in the Loans or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly
                              ----
pay to Administrative Agent or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Administrative Agent or such Lender to the financing transactions contemplated by this Agreement and affected by this Section 2.5(g)) as may be necessary to compensate
                               --------------
Administrative Agent or such Lender for any such additional cost incurred or reduced amounts received; provided, however, that if the payment of such
                          --------  -------
compensation may not be legally made whether by modification of the applicable interest rate or otherwise, then Lenders shall have no further obligation to make Loans that cause Administrative Agent or any Lender to incur such increased cost, and all affected Loans shall become immediately due and payable by Borrower. Administrative Agent or such Lender shall deliver to Borrower and in the case of a delivery by Lender, such Lender shall also deliver to Administrative Agent, a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof. If Administrative Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this Section 2.5(g), whether
                                                   --------------
before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Administrative Agent or such Lender will refund such amount (net of costs of recovery as determined by Administrative Agent) to Borrower if no Event of Default or Unmatured Event of Default then exists or, if an Event of Default or Unmatured Event of Default then exists, such amount will be credited to the Obligations in the manner determined by Administrative Agent or such Lender.

               (h)   Certain Provisions Regarding Fixed Increments.
                     ---------------------------------------------

                     (i)   Fixed LIBOR Rate Lending Unlawful. If any Lender
                           ---------------------------------
shall determine (which determination shall, upon notice thereof to Borrower and the

Administrative Agent, be conclusive and binding on the parties hereto) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make or maintain any Loan as a Fixed Increment, (A) the obligations of such Lenders to make or maintain any Loans as Fixed Increments shall, upon such determination, forthwith be suspended until such Lender shall notify Administrative Agent that the circumstances causing such suspension no longer exist, and (B) if required by such law or assertion, the Fixed Increments of such Lender shall automatically convert into Variable Rate Loans.

                     (ii)  Deposits Unavailable. If the Administrative Agent
                           --------------------
shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Increments, then, upon notice from the Administrative Agent to Borrower, the obligations of all Lenders to make or maintain Loans as Fixed Increments shall forthwith be suspended until the Administrative Agent shall notify Borrower that the circumstances causing such suspension no longer exist. The Administrative Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that the Administrative Agent shall not have
                 --------  -------
any liability to any Person with respect to any delay in giving such notice.

                     (iii) Fixed Rate Price Adjustment. Borrower acknowledges
                           ---------------------------
that voluntary or involuntary prepayment or acceleration of a Fixed Increment selected by Borrower during an Fixed Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this Section 2.5(h)(iii), any Loan not being
                                       -------------------
made as a Fixed Increment in accordance with the Notice of Borrowing therefor, as a result of Borrower's cancellation thereof, including, without limitation, a change from a Fixed Increment to a Variable Rate Loan pursuant to Section 2.1
                                                                  -----------
(b) shall be treated as if such Fixed Increment had been prepaid.) Therefore, on
---
the date a Fixed Increment is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay to the Administrative Agent, for the account of each Lender, (in addition to all other sums then owing), an amount ("Fixed Rate Price Adjustment") equal to the then present value of (A) the amount of interest that would have accrued on the Fixed Increment for the remainder of the Interest Period at the rate applicable to such Fixed Increment, less (B) the amount of interest that would accrue on the same Fixed Increment for the same period if Fixed LIBOR Rate were set on the Price Adjustment Date. The present value shall be calculated by using a discount rate equal to Fixed LIBOR Rate quoted on the Price Adjustment Date. Upon the written notice to Borrower from the Administrative Agent, Borrower shall immediately pay to the Administrative Agent, for the account of Lenders, the Fixed Rate Price Adjustment. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

                     (iv) Borrower understands, agrees and acknowledges the following: (A) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of Fixed LIBOR Rate as a basis for calculating the rate of interest on a Fixed Increment or a Fixed Rate Price Adjustment; (B) Fixed LIBOR Rate is used merely as a reference in determining such rate and/or Fixed Rate Price Adjustment; and (C) Borrower has accepted Fixed LIBOR Rate as a reasonable and fair basis for calculating such rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment and Lender Taxes, if any, whether or not a Lender elects to purchase, sell and/or match funds.

                     (v)   Withholding Tax Exemption. At least five (5) Business
                           -------------------------
Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Administrative Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or Form 4224 further undertakes to deliver to the Administrative Agent and Borrower two (2) additional copies of such form (or any applicable successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Administrative Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender advises the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form, then Borrower may withhold from such payments such amounts as are required by the Internal Revenue Code.

         2.6   Fees.
               ----

               (a)   Facility Fee. From and after the Closing Date and until the
                     ------------
Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, and subject to Section 11.4(b), Borrower shall
                                               ---------------
pay to the Administrative Agent, for the account of each Lender, a fee accruing at the rate of one-eighth percent (0.125%) per annum of the amount of the Facility as determined for each Fiscal Quarter. (The foregoing fee payable under this Section 2.6(a) is referred to as the " Facility Fee.") The Facility Fee
     --------------
shall be payable, in the manner provided in Section 2.7(b), in arrears on the
                                --------    --------------
first Business Day in each Fiscal Quarter, beginning with the first Fiscal Quarter after the Closing Date, and on the date of payment in full of all Obligations to Lenders or all Obligations to a Lender pursuant to Section
                                                                  -------
2.1(d), with the Facility Fee to be prorated to the date of such payment in each
------
case.

               (b)   [Intentionally Deleted].
                      ---------------------

               (c)   Letter of Credit Usage Fee. From and after the Closing
                     --------------------------
Date and until all amounts advanced to Borrower under the Letters of Credit are paid in full or, if sooner, the date the Commitments terminate, and subject to
Section 11.4(b), Borrower shall pay to Administrative Agent, for the account of
---------------
each Lender a letter of credit fee equal to one and one-quarter percent (1.25%) of the average daily amounts committed under issued and outstanding Letters of Credit, as determined each Fiscal Quarter. (The foregoing fees payable under this Section 2.6(c) are herein collectively referred to as the "Letter of Credit
     --------------
Usage Fee.") The Letter of Credit Usage Fee shall be payable, in the manner provided in Section 2.6(f), in arrears on the first Business Day in each Fiscal
--------    --------------
Quarter, beginning with the first Fiscal Quarter after the Closing Date, and on the date of payment in full of all Obligations to Lenders or all Obligations to a Lender pursuant to Section 2.1(d) or Section 2.9 respectively, with the Letter
                     --------------    -----------
of Credit Usage Fee to be prorated to the date of such payment in each case. Any amount by which payment of the Letter of Credit Usage Fee paid with respect to a Letter of Credit shall be less than the minimum of such fee upon the termination of such Letter of Credit shall be paid on the date of such termination.

               (d)   Letter of Credit Issuance Fee. At the time each Letter of
                     -----------------------------
Credit is issued, Borrower shall pay Administrative Agent an issuance fee, to be retained by the Administrative Agent with no obligation to share with any other Lender, with respect to each Letter of Credit issued in an amount equal to Five Hundred Dollars ($500.00). In addition, Borrower shall pay Administrative Agent a frontage fee determined by multiplying (x) one-eighth percent (0.125%) of the amount being made available under each Letter of Credit times (y) the total Pro Rata Shares of such Letter of Credit held by Lenders other than Administrative Agent, which shall be held by Administrative Agent with no obligation to share with any other Lender.

               (e)   Other Fees. Borrower shall pay the Administrative Agent
                     ----------
such fees as are provided for in a separate fee agreement between the
                 --------
Administrative Agent and Borrower, dated January 3, 1996, and in the Summary of Terms and Conditions between Borrower and the Administrative Agent dated March 21, 1997.

               (f)   [Intentionally Deleted]

               (g)   Payment of Fees. The fees described in Section 2.1(e)(ii),
                     ---------------                        ------------------
4.1(o) and this Section 2.6 represent compensation for services rendered and to
------          -----------
be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Administrative Agent or Lenders, including without limitation those referred to in this Section 2.6, in
                                                                -----------
Section 12.1, or otherwise under this Agreement or any separate fee agreement
------------
between Borrower and Administrative Agent or any Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Variable Rate and, after ten (10) days at the rate specified in Section 2.5(d)
                                                                --------------
(but
not to exceed the maximum rate permitted by applicable law), and shall constitute part of the Obligations, secured by all of the Collateral. The Facility Fee and the Letter of Credit Usage Fee shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

         2.7   Payments.
               --------

               (a)   Voluntary Prepayments. Borrower may, upon not less than
                     ---------------------
three (3) Business Days' prior written notice to Administrative Agent not later than 11:00 a.m. (Eastern Time) on the date given, at any time and from time to time, prepay any Loans in whole or in part. Any notice of prepayment given to the Administrative Agent under this Section 2.7(a) shall specify the date of
                                    --------------
prepayment and the aggregate principal amount of the prepayment. In the event of a prepayment of Fixed Increments, Borrower shall concurrently pay any Fixed Rate Price Adjustment payable in respect thereof. The Administrative Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

               (b)   Manner and Time of Payment. All payments of principal,
                     --------------------------
interest and fees hereunder payable to Administrative Agent or the Lenders shall be made. without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to the Administrative Agent's written wire transfer instructions) of immediately available funds, to the Administrative Agent, for the account of each Lender, not later than 11:00 a.m. (Eastern Time) on the date due; and funds received by the Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

               (c)   Payments on Non-Business Days. Whenever any payment to be
                     -----------------------------
made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time may be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.6, as the case
                                                       -----------
may be.

         2.8   Increased Capital.
               -----------------

         If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by Administrative Agent or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Administrative Agent or such Lender or any corporation controlling the Administrative Agent or such Lender, and Administrative Agent or such Lender determines that the amount of such capital is increased by or based upon the existence of Administrative Agent's obligations hereunder or such Lender's Commitment, then, upon demand by Administrative Agent or such Lender, Borrower shall immediately pay to the Administrative Agent or such Lender, from time to time as specified by Administrative Agent or such Lender, additional amounts sufficient to compensate Administrative Agent or such Lender in the light of such circumstances, to the extent that Administrative Agent or such Lender determines such increase in capital to be allocable to the existence of Administrative Agent's obligations hereunder or such Lender's Commitment. A certificate as to such amounts submitted to Borrower by Administrative Agent or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

         2.9   Notice of Increased Costs.
               -------------------------

         Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.5(g) or 2.5(h) or Section 2.8, it will notify Borrower, and provide
   --------------    ------    -----------
a copy of such notice to the Administrative Agent, of such event and the possible effects thereof, provided that the failure to provide such notice shall
                          --------
not affect Lender's rights to reimbursement provided for herein.

3.       BORROWING BASE PROPERTIES
         -------------------------

         3.1   Acceptance of Borrowing Base Properties.
               ---------------------------------------

         Subject to compliance with the terms and conditions of Section 4.1,
                                                                -----------
Lenders have accepted the properties listed on Schedule 1 as of the Effective
                                               ----------
Date as Borrowing Base Properties. All Borrowing Base Properties (x) must be located in the Washington, D.C./Baltimore Standard Metropolitan Statistical Area or the Richmond Metropolitan Area, as determined by Administrative Agent, or other metropolitan areas as approved by the Requisite Lenders, and (y) except for three (3) Properties, and the Worldgate Property, must contain more than one hundred (100) dwelling units. If Borrower desires that Lenders accept an additional property as a Borrowing Base Property, Borrower shall so notify Administrative Agent, and the Administrative Agent shall promptly notify each other Lender. No such additional Property will be evaluated by Lenders as a potential Borrowing Base Property unless Borrower delivers to Administrative Agent in form and substance acceptable to Administrative Agent:

               (a) A current operating statement for such property audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP and comparative operating statements (in the general form of Borrowing Base Property Statements) for the current period and for the previous two (2) Fiscal Years; provided, however, that, if Borrower
                                       --------  -------
shall have owned such property for less than the period. to be covered by such operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower, so long as Borrower provides operating statements prepared and certified by the former owner(s) for the remainder of the period required hereunder;

               (b) A current rent roll for such property and a three (3) year operating and occupancy history of such property or such lesser period as Borrower or any subsidiary of Borrower shall have owned or managed such property in form satisfactory to the Administrative Agent and certified by Borrower to be true and correct and with respect to periods that such property shall not have been owned or managed by Borrower or any subsidiary of Borrower for such three (3) year period, a copy of such information received from the Seller thereof;

                  (c) A copy of Borrower's most recent Owner's Policy of Title Insurance and a current (not more than ninety (90) days old) preliminary report covering such property and showing the identity of the fee titleholder thereto (and any ground lessee) and all matters of record, together with copies of all such matters of record;

                  (d) A survey of such property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including a certification that such property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration not more than six
(6) months old;

                  (e) A "Phase I" environmental assessment of such property not more than twelve (12) months old in form and content acceptable to Administrative Agent after consultation with the Lenders in connection with which the Administrative Agent will give due regard to the reasonable requirements of the Lenders;

                  (f) Copies of (i) all Major Agreements, (ii) the form or forms of tenant lease used at such property and (iii) all material maintenance or service agreements affecting such property;

                  (g) Copies of engineering, mechanical, structural or maintenance studies performed (if not previously performed, such studies as shall be required by Administrative Agent with respect to such property in form and content acceptable to Administrative Agent after consultation with the Lenders in connection with which the Administrative Agent will give due regard to the reasonable requirements of the Lenders;

                  (h) A schedule of all personal property, including intangible personal property owned by Borrower or the Pledgor Subpartnership, as applicable, and used in connection with the maintenance or operation of such property;

                  (i) A copy of any existing soil's report from a qualified soil engineer; and

                  (j) Such other information as may be reasonably requested by Administrative Agent in order to evaluate the potential Borrowing Base Property to include without limitation the types of information provided by Borrower in
                                                       --------
respect of the Borrowing Base Properties initially mortgaged to Lenders.

         If, after receipt and review of the foregoing documents and information, Administrative Agent is prepared to proceed with acceptance of such property as a Borrowing Base Property, Administrative Agent will so notify Borrower, and the Administrative Agent will obtain an Appraisal of such property in order to determine the Appraised Value thereof. After approving such Appraised Value, Administrative Agent will submit the foregoing documents and information and the Appraised Value to the Lenders, for their consideration in deciding whether to accept or reject the Property as a Borrowing Base Property which decisions will be made by all of the Lenders. Lenders agree to make a decision with respect to such property within ten (10) Business Days after the receipt of such documents and information and the Appraised Value. Upon execution and delivery of documents and completion of all other closing requirements imposed by Administrative Agent (including without limitation provision of the documents or supplements thereto described on the Closing Checklist or in Section 4.1, and such other items or documents as
                               -----------
may be appropriate under the circumstances, including updates and modifications of any documents described in this Section 3.1 or in Section 4.1, and the
                                   -----------       -----------
execution and delivery of those documents and instruments set forth in Section
                                                                       -------
4.1 with respect to the addition of such Borrowing Base Property and the
---
increase in the amount of Loan Availability occasioned thereby as may be required by the Administrative Agent), such property shall become a Borrowing Base Property.

         3.2  Release of Borrowing Base Properties.
              ------------------------------------

         Upon repayment and satisfaction in full of all Obligations and the termination of all Commitments and this Agreement, or if required pursuant to
Section 3.5 hereof, the Administrative Agent will release the Mortgage Documents with respect to each of the Borrowing Base Properties. From time to time Borrower may request, upon not less than thirty (30) days' prior written notice to Administrative Agent (Administrative Agent shall promptly send a copy thereof to each other Lender), that a Borrowing Base Property be released from the Liens created by the Mortgage Documents applicable thereto, which release ("Property Release") shall be delivered by the Administrative Agent if all of the following conditions are satisfied as of the date of such Property Release:

                  (a) no Unmatured Event of Default or Event of Default has occurred and is then continuing or will occur after giving effect to such Property Release and the reduction in the Borrowing Base Value by reason of the release of such Borrowing Base Property;

                  (b) the Termination Date has not occurred;

                  (c) Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to such Property Release;

                  (d) The Administrative Agent shall have determined that the outstanding principal balance of the Loans will not exceed the Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any property as additional or replacement Borrowing Base Property to be given concurrently with such Property Release; and

                  (e) the title insurance policy or policies issued in favor of the Administrative Agent shall, at the request of the Administrative Agent, be endorsed to reflect such release of Collateral, and Borrower shall pay all costs and expenses incurred by or for the account of the Administrative Agent in connection with such Property Release.

         3.3      Borrowing Base Determinations.
                  -----------------------------

                  (a) Appraisals. The Appraised Value of a Borrowing Base
                      ----------
Property or Properties shall be determined or redetermined, as applicable, under each of the following circumstances:

                      (i) Upon initial acceptance of a property as a Borrowing Base Property the Administrative Agent will determine the Appraised Value thereof;

                      (ii) The Appraised Value of all Borrowing Base Properties (based upon preparation of current Appraisals) will be redetermined when and if required under Section 2.1(e)(iv);
                ------------------

                      (iii) From time to time a Borrowing Base Property may be reappraised, at Borrower's request, upon notice by Borrower to Administrative Agent to reappraise a Borrowing Base Property, in which event Administrative Agent shall cause an Appraisal thereof to be made; and

                      (iv) at any time and from time to time upon five (5) Business Days' prior written notice to Borrower, Administrative Agent may (and shall at the direction of Requisite Lenders) redetermine the Appraised Value of a Borrowing Base Property or Properties in any of the following circumstances:

                            (A) if a material adverse change occurs with respect
 to a Borrowing Base Property, including, without limitation, a material deterioration in the Net Operating Income of a Borrowing Base Property (including the actual or anticipated loss without replacement of a Major BBP Lease), or a major casualty or condemnation or a material change in the market conditions affecting such Borrowing Base Property; or if necessary in order to comply with Requirements of Law applicable to any Lender. Any Appraised Value so determined or redetermined shall be submitted by Administrative Agent to Borrower and to Lenders.

                  (b) Borrowing Base Value. Borrowing Base Values will be
                      --------------------
adjusted downward as of the end of a Fiscal Quarter if application of the formula described in clause (b) of the definition of Borrowing Base Value
                     ----------
justifies such adjustment. In the event the Borrowing Base Value of any Borrowing Base Property is increased, such increase shall not become effective until Borrower delivers to the Administrative Agent an endorsement, if necessary, to the Administrative Agent's title insurance policy increasing the amount thereof as related to such Borrowing Base Property by the adjustment to the Borrowing Base Value.

         3.4      Covenants Relating to Borrowing Base Properties.
                  -----------------------------------------------

                  (a) Insurance, Casualty. Borrower shall maintain or cause to
                      -------------------
be maintained insurance covering the Borrowing Base Properties in such amounts and covering such risks as is set forth in Exhibit H or otherwise required from
                                           ---------
time to time pursuant to the Mortgages.

                  (b) BBP Leases: Major Agreements. Unless otherwise consented
                      ----------------------------
to by the Administrative Agent, in writing, all BBP Leases entered into after the date of this Agreement with respect to the Worldgate Property (as identified on Schedule 1) and any other non-residential property shall (i) be to third parties under market terms, (ii) provide for uses of such Borrowing Base Property that are consistent with first-class management thereof, and (iii) contain provisions regarding insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagee and subordination and attornment and other material matters in substantial conformity with the standard form(s) of space lease utilized by Borrower for each Borrowing Base Property, all of which standard forms (including revisions thereto) shall be submitted by Borrower to the Administrative Agent for approval in writing. Leases to residential tenants for residential properties shall be on forms approved by the Administrative Agent and shall be on market terms and conditions. Upon request by the Administrative Agent, Borrower shall provide to the Administrative Agent a copy of each BBP Lease, including all amendments, estoppel certificates and related documentation. In addition, promptly following the execution of any Major Agreement (or the termination or material modification thereof), Borrower shall provide a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly provide a copy thereof to each other Lender. Upon the execution of any Major Agreement (or the termination or material modification thereof) not approved in writing by the Administrative Agent prior to such execution, the Administrative Agent may (and shall at the direction of Requisite Lenders) redetermine the Appraised Value for the subject Borrowing Base Property; such reappraisal right shall be in addition to the rights to re-appraise set forth in Section 3.3(a)(iv).
                         ------------------

                  (c) Non-Disturbance Agreements. Borrower or, as applicable, a
                      --------------------------
Pledgor Subpartnership, will obtain, prior to Closing, from all tenants under current Major BBP Leases an estoppel, subordination, non-Disturbance and/or attornment agreement in a form approved by the Administrative Agent (each a "Non-Disturbance Agreement"). If any Non-Disturbance Agreement asserts a material claim or set-off right by the tenant, which is materially inconsistent with the rent roll for such Borrowing Base Property, or is delivered in a form materially different from the Non-Disturbance Agreement, then, in any such circumstance, the Administrative Agent shall have the right to establish an appropriate reserve against Loan Availability until the Administrative Agent determines that the circumstance leading to such reserve as aforesaid has been favorably resolved. Borrower or, as applicable, a Pledgor Subpartnership, shall obtain, from each tenant under a Major BBP Lease entered into after the Closing Date, a Non-Disturbance Agreement in a form approved by the Administrative Agent as a part of the approval of such Major BBP Lease.

                  (d) Management Agreements. Borrower and Pledgor
                      ---------------------
Subpartnerships have entered into the Management Agreements identified on Exhibit M. Neither Borrower nor any Pledgor Subpartnership shall enter into any
---------
other management agreement, or hereafter amend in any material manner or terminate, a management agreement with respect to any Borrowing Base Property, except upon thirty (30) days' prior written notice to and approval by the Administrative Agent. Borrower shall timely provide to the Administrative Agent a copy of any proposed management agreement, and the Administrative Agent shall promptly provide a copy thereof to each other Lender. Without limiting in any way the Administrative Agent's approval rights with respect thereto, each proposed management agreement shall include an absolute right of Borrower or the Pledgor Subpartnership to terminate same upon thirty (30) days' notice to the property manager and shall provide for management fees, reimbursements or other payments to the property manager at levels not in excess of applicable market levels.

                  (e) Major Construction. If Borrower or any Pledgor
                      ------------------
Subpartnership intends to engage in any construction, remodeling or demolition project or series of related projects with respect to a Borrowing Base Property (each, a "Construction Project"), the aggregate cost of which will exceed Ten Percent (10%) of the Appraised Value of such property, Borrower shall first notify the Administrative Agent, and such Construction Project shall be subject to Requisite Lenders' approval, which approval shall not be unreasonably withheld.

         3.5      Unsecured Election.
                  ------------------

         Upon Borrower's delivery of the Unsecured Election to the Administrative Agent and the Administrative Agent's confirmation that the Borrower is entitled to make the Unsecured Election, all provisions and requirements contained in this Agreement relating to the Borrowing Base Properties shall thereafter be deemed inapplicable and, within thirty (30) days thereafter, the Administrative Agent shall release or terminate all Mortgage Documents and all related Uniform Commercial Code financing statements, provided that the Unsecured Election shall not become effective and the Administrative Agent shall have no obligation to release or terminate all Mortgage Documents and all related Uniform Commercial Code financing statements unless and until the following conditions shall have been satisfied:

                  (a) the Borrower and the Lenders shall enter into an amendment of this Agreement acceptable in all respects to Borrower and to all Lenders wherein the various representations, warranties, covenants and agreements contained herein shall be supplemented or modified as required by each of the Lenders in its sole and absolute discretion to contain, inter alia such
                                                        ----- ----
provisions relating to the Unencumbered Assets (or any Property which, following this Section 3.5 becoming effective, will become an Unencumbered Asset) as all
     -----------
of the Lenders shall deem appropriate in their sole and absolute discretion including without limitation, prohibitions against the granting of any Liens or other assignments of the Unencumbered EBITDA;

                  (b) the Borrower shall cause the Majority Partnerships which own any of the Unencumbered Assets (or any Property, which, following this
Section 3.5 becoming effective, will become an Unencumbered Asset) to execute
-----------
such documents as the Lenders shall require in their sole and absolute discretion to allow the Lenders to have recourse against the Unencumbered Assets (or any Property, which, following this Section 3.5 becoming effective, will
                                        -----------
become an Unencumbered Asset) without dissolving or liquidating such Majority Partnerships, which documents shall not include the grant of any Liens or negative pledges;

                  (c) the Borrower and the REIT shall execute any other amendments to the other Loan Documents which the Lenders may determine are required in their sole and absolute discretion to confirm the continued validity and enforceability of such Loan Documents;

                  (d) the Borrower shall provide such due diligence materials as the Lenders may require to confirm the validity and enforceability of the documents described in subparagraphs (a), (b) and (c) above, including, without limitation, legal opinions, corporate resolutions, and similar documents; and

                  (e) the Borrower shall reimburse the Administrative Agent for all reasonable costs and expenses, including legal fees and expenses, incurred in connection with the documentation described above and the release or termination of the Mortgage Documents and all related Uniform Commercial Code financing statements.

4.       CONDITIONS TO LOANS
         -------------------

         4.1      Conditions to Initial Disbursement of Loans.
                  -------------------------------------------

         The obligation of Lenders to make the initial disbursement of the Loans shall be subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

                  (a) Borrower Loan Documents. Borrower shall have executed and
                      -----------------------
delivered to the Administrative Agent each of the following, in form and substance acceptable to the Administrative Agent and each other Lender:

                      (i)   this Agreement;

                      (ii)  the Loan Notes;

                      (iii) Uniform Commercial Code financing statements;

                      (iv)  all applicable Mortgage Documents;

                      (iv)  an environmental indemnification; and

                      (vi) all other documents to be executed by or on behalf of Borrower as listed on the Closing Checklist.

                  (b) Pledgor Subpartnership Loan Documents. Each Pledgor
                      -------------------------------------
Subpartnership shall have executed and delivered to the Administrative Agent each of the following, in form and substance acceptable to the Administrative
Agent:

                      (i)   all applicable Mortgage Documents;

                      (ii)  Uniform Commercial Code financing statements;

                      (iii) an environmental indemnification; and

                      (iv) all other documents to be executed by or on behalf of each Pledgor Subpartnership as listed on the Closing Checklist.

                  (c) REIT Loan Documents. The REIT shall have executed and
                      -------------------
delivered to the Administrative Agent, each in form and substance acceptable to the Administrative Agent:

                      (i) a pledge to the Administrative Agent of all distributions payable to the REIT by Borrower in form and substance acceptable to the Administrative Agent; and

                      (ii) all other documents to be executed by or on behalf of the REIT as listed on the Closing Checklist.

                  (d) Borrowing Base Property Documents. The Administrative
                      ---------------------------------
Agent shall have received the following documents with respect to each Borrowing Base Property in form and substance acceptable to the Administrative Agent and each other Lender:

                      (i)   an Appraisal;

                      (ii) an American Land Title Association extended coverage Lender's policy of title insurance or a commitment to issue such policy, from a title company acceptable to the Administrative Agent in the amount of the total Borrowing Base Values insuring the Mortgage against each Borrowing Base Property as a first mortgage subject only to Permitted Liens, with endorsements and otherwise in form and substance acceptable to the Administrative Agent and the Administrative Agent's counsel;

                      (iii) a survey in the form described in Section 3.1(d)
                                                              --------------
certified to the Administrative Agent;

                      (iv) such opinions of local counsel pertaining to such Borrowing Base Property as the Administrative Agent shall require, in form and substance satisfactory to the Administrative Agent and the Administrative Agent's counsel;

                      (v)   Non-Disturbance Agreements pursuant to
Section 3.4(c);
--------------

                      (vi) a rent roll, in form satisfactory to the Administrative Agent, certified by Borrower to be true, correct and complete in all material respects;

                      (vii) an environmental audit for each Borrowing Base Property, conducted by an environmental engineering firm acceptable to Lenders, and satisfactory evidence that Borrower, each Pledgor Subpartnership and all Borrowing Base Properties are in compliance in all material respects with all Environmental Laws, the violation of which could have a Material Adverse Effect on Borrower, any Pledgor Subpartnership, any Borrowing Base Property or the REIT;

                      (viii) an inspecting engineer's report; and

                      (ix) such other documents with respect to such Borrowing Base Property as are listed on the Closing Checklist or as the Administrative Agent shall otherwise reasonably require.

                  (e) Corporate and Partnership Documents. The Administrative
                      -----------------------------------
Agent shall have received the corporate and partnership documents with respect to Borrower, the REIT and each Pledgor Subpartnership as listed on the Closing Checklist, including a certificate of each such entity's Secretary or an officer comparable thereto (a "Secretary's Certificate") with respect to authorization, incumbency and all organizational documents.

                  (f) Borrowing Base and Compliance Certificates. Borrower shall
                      ------------------------------------------
have delivered to the Administrative Agent a Borrowing Base Certificate evidencing sufficient Loan Availability to support the Loans being requested and a Compliance Certificate.

                  (g) Notice of Borrowing. Borrower shall have delivered to the
                      -------------------
Administrative Agent a Notice of Borrowing and, if applicable, the Administrative Agent shall have delivered to Borrower a Fixed Rate Notice, in each case in compliance with Section 2.1(b).
                             --------------

                  (h) Performance. Borrower, the REIT and each Pledgor
                      -----------
Subpartnership shall have performed in all material respects all agreements and covenants hereof required by the Administrative Agent to be performed by them on or before the Closing Date.

                  (i) Solvency. Each of the REIT, Borrower and each Pledgor
                      --------
Subpartnership shall be Solvent.

                  (j) Material Adverse Changes. No change, as determined by the
                      ------------------------
Administrative Agent shall have occurred, during the Interim Period, which has a Material Adverse Effect on Borrower, any Pledgor Subpartnership, any Borrowing Base Property, the REIT or the operating performance of any Borrowing Base Property.

                  (k) Litigation Proceedings. There shall not have been
                      ----------------------
instituted or threatened, during the Interim Period, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect Borrower, any Pledgor Subpartnership, any Borrowing Base Property or the REIT which has a Material Adverse Effect, as reasonably determined by the Administrative Agent.

                  (l) Perfection of Liens. All Mortgages and financing
                      -------------------
statements shall have been recorded or filed, as applicable, and the Administrative Agent shall have a valid, perfected first priority lien on all of the Borrowing Base Properties and other Collateral.

                  (m) Indefeasible Title. Borrower and the Pledgor
                      ------------------
Subpartnerships, as applicable, shall have good, indefeasible and merchantable title to the Collateral, free and clear of all Liens other than Permitted Liens.

                  (n) No Event of Default: Satisfaction of Financial Covenants.
                      --------------------------------------------------------
On the Closing Date and after giving effect to the initial disbursements of the Loans, no Event of Default or Unmatured Event of Default shall exist and all of the financial covenants contained in Sections 8.5 and Article 9 shall be
                                     ------------     ---------
satisfied.

                  (o) Fees. The Administrative Agent shall have received for the
                      ----
account of Lenders, the fees set forth in Section 2.6 and provided for in the
                                          -----------     --------
letter dated May 24, 1994 to the extent payable at Closing, and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to the Administrative Agent on or before the Closing Date and all expenses of the Administrative Agent incurred prior to such Closing Date (including without limitation all attorneys' and appraisers' fees) shall have been paid by Borrower.

                  (p) Opinion of Counsel. The Administrative Agent shall have
                      ------------------
received, on behalf of Lenders, favorable opinions of counsel (which may, as to certain matters, be rendered by in-house counsel) for Borrower, each Pledgor Subpartnership and the REIT dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, and its counsel.

                  (q) Consents and Approvals. All material licenses, permits,
                      ----------------------
consents, regulatory approvals and corporate action necessary to enter into the financing transactions contemplated by this Agreement shall have been obtained by Borrower, each Pledgor Subpartnership and the REIT.

                  (r) Insurance. The Administrative Agent shall have received
                      ---------
evidence that Borrower and each Pledgor Subpartnership have property, casualty and liability insurance satisfactory to the Administrative Agent, and loss payable endorsements in form and substance satisfactory to the Administrative Agent naming the Administrative Agent as loss payee with respect to property and casualty insurance shall have been executed and delivered to the Administrative Agent, together with such certificates of insurance and binders as are requested by the Administrative Agent all in substantial compliance with the provisions of Exhibit H hereto.
---------

                  (s) Leases. The Administrative Agent shall have completed its
                      ------
review of the Major BBP Leases and basic lease forms in use in relevant Borrowing Base Properties and shall be satisfied therewith.

                  (t) Accountant's Reliance Letter. The Administrative Agent
                      ----------------------------
shall have received an Accountant's reliance letter in customary form and in substance satisfactory to the Administrative Agent and Administrative Agent's counsel.

                  (u) Due Diligence. The Administrative Agent shall have
                      -------------
obtained and completed its review of Appraisals of the Borrowing Base Properties and determination of Appraised Values therefor and its review of the other Collateral, and Lenders shall have completed such due diligence investigations as they deem necessary, and such review and investigations shall provide Lenders with results and information which, in each Lender's determination, are satisfactory to permit such Lender to enter into this Agreement and fund the Loans.

                  (v) Representations and Warranties. All representations and
                      ------------------------------
warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

                  (w) Interest Rate Contracts. Borrower shall have obtained
                      -----------------------
appropriate Interest Rate Contracts, if then required by Section 9.8, and copies
                                                         -----------
of such Interest Rate Contracts shall have been provided to the Administrative
                                                --------
Agent.

                  (x) Proceeds of Offering. The REIT shall have received gross
                      --------------------
proceeds of a minimum of One Hundred Eighty-Eight Million Dollars
($188,000,000.00) from its initial public offering being consummated on or about the Closing Date and the Private Placement and shall have contributed the net proceeds thereof to Borrower.

         4.2      Conditions Precedent to All Loans.
                  ---------------------------------

         The obligation of each Lender to make any Loan requested to be made by it, on any date, is subject to satisfaction of the following conditions precedent as of such date:

                  (a) Documents. With respect to a request for a Loan, the
                      ---------
Administrative Agent shall have received, on or before the Funding Date and in accordance with the provisions of Section 2.1(b), an original and duly executed
                                  --------------
Notice of Borrowing.

                  (b) Additional Matters. As of the Funding Date for any Loan
                      ------------------
and after giving effect to the Loans being requested:

                      (i)   Representations and Warranties. All of the
                            ------------------------------
representations and warranties contained in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by this Agreement) shall be true and correct in all material respects on and as of such Funding Date, as though made on and as of such date; and

                      (ii)  No Default. No Event of Default or Unmatured Event
                            ----------
of Default shall have occurred and be continuing or would result from the making of the requested Loan, and all of the financial covenants contained in
Section 8.5 and Article 9 shall be satisfied; and
-----------     ---------

                      (iii) Each submission by Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder shall constitute a representation and warranty by Borrower and the REIT as of the Funding Date in respect of such Loan that all the conditions contained in this Section 4.2(b)
                                                               --------------
have been satisfied.

5.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

         5.1      Representations and Warranties as to Borrower, Etc.
                  --------------------------------------------------

         In order to induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders as follows:

                  (a) Organization: Partnership Powers. Borrower (i) is a
                      --------------------------------
limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite partnership power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loans contemplated by the Loan Documents.

                  (b) Authority. Borrower has the requisite partnership power
                      ---------
and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

                  (c) Ownership of Borrower, Each Pledgor Subpartnership.
                      --------------------------------------------------
Schedule 5.1(c) sets forth the general partners of Borrower and the general
---------------
partners and limited partners of each Pledgor Subpartnership and their respective ownership percentages and there are no other partnership interests outstanding. Except as set forth or referred to in the partnership agreement of Borrower or Pledgor Subpartnership, and except as described in the REIT S-11, no partnership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for partnership interests) of any such Person is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the partnership interests in Borrower and each Pledgor Subpartnership have been issued in compliance with all applicable Requirements of Law.

                  (d) No Conflict. The execution, delivery and performance by
                      -----------
Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or certificate of limited partnership or other organizational documents, as the case may be, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower, or (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower (other than Liens in favor of Administrative Agent arising pursuant to the Loan Documents or Permitted Liens).

                  (e) Consents and Authorizations. Borrower has obtained all
                      ---------------------------
consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

                  (f) Governmental Regulation. Neither Borrower, the REIT nor
                      -----------------------
any Pledgor Subpartnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

                  (g) Prior Financials. The Financial Statements of the REIT
                      ----------------
showing the REIT's and the Borrower's financial condition as of March 31, 1994, adjusted for the effects of the Borrower's initial public offering and the Private Placement delivered to the Administrative Agent prior to the date hereof, were prepared in accordance with GAAP and fairly present the results of its operations and its cash flows, on a consolidated basis, for the periods indicated therein.

                  (h) Financial Statements: Projections and Forecasts. Each of
                      -----------------------------------------------
the Financial Statements to be delivered to the Administrative Agent pursuant to Sections 6.1(b) and 6.1(c), (i) has been, or will be, as applicable, prepared in
---------------     ------
accordance with the books and records of the Borrower on a consolidated basis, and (ii) either fairly present, or will fairly present, as applicable, the financial condition of the Borrower on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to the Administrative Agent prior to the date hereof and the financial plans and projections to be delivered to the Administrative Agent pursuant to Section 6.1(e), (A) has been, or will
                                        --------------
be, as applicable, prepared by the Borrower in light of the past business and performance of the Borrower on a consolidated basis, and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of the Borrower's financial personnel.

                  (i) Prior Operating Statements. Each of the operating
                      --------------------------
statements pertaining to each of the Borrowing Base Properties delivered to the Administrative Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each Borrowing Base Property was prepared and fairly presents the results of operations of such Borrowing Base Property for the period then ended.

                  (j) Borrowing Base Property Statements and Projections. Each
                      --------------------------------------------------
of the Borrowing Base Property Statements to be delivered to the Administrative Agent pursuant to Section 6.1(a), (i) has been or will be, as applicable,
                  --------------
prepared in accordance with the books and records of the applicable Borrowing Base Property, and (ii) fairly presents or will fairly present, as applicable, the results of operations of such Borrowing Base Property for the period then ended. Each of the projections, financial plans and budgets delivered to the Administrative Agent prior to the date hereof and the projections and budgets to be delivered to the Administrative Agent pursuant to Sections 6.1(e) and 6.1(i),
                                                     ---------------     ------
(A) has been, or will be, as applicable, prepared for each Borrowing Base Property in light of the past business and performance of such Borrowing Base Property, and (B) represents or will represent, as of the date thereof, the reasonable good faith estimates of the Borrower's and the REIT's financial personnel.

                  (k) Litigation: Adverse Effects.
                      ---------------------------

                      (i) Except as set forth in the most recent Financial Statements, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against Borrower or any Property of Borrower (including any Borrowing Base Property), which (A) result in a Material Adverse Effect on Borrower or any Borrowing Base Property,
(B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of Borrower to perform its obligations contemplated in the Loan Documents.

                      (ii) Borrower is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on Borrower or any Borrowing Base Property, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on Borrower or any Borrowing Base Property. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or any Borrowing Base Property, which, if adversely decided, would have a Material Adverse Effect on Borrower or any Borrowing Base Property.

                  (l) Payment of Taxes. All tax returns and reports to be filed
                      ----------------
by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a Material Adverse Effect on Borrower, which is not being actively contested in good faith by Borrower.

                  (m) Material Adverse Agreements. Borrower is not a party to or
                      ---------------------------
subject to any Contractual Obligation or other restriction contained in its limited partnership agreement, certificate of limited partnership or similar governing documents which has a Material Adverse Effect on Borrower.


                  (n) Performance. Borrower is not in default in the
                      -----------
performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower.

                  (o) Federal Reserve Regulations. No part of the proceeds of
                      ---------------------------
the Loan hereunder will be used to purchase or carry any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither Borrower, the REIT nor any Pledgor Subpartnership is engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any "margin stock" as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

                  (p) Disclosure. The representations and warranties of Borrower
                      ----------
contained in the Loan Documents and all certificates, financial statements and other documents delivered to the Administrative Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has given to the Administrative Agent true, correct and complete copies of all BBP Leases, organizational documents, Financial Statements, Borrowing Base Property Statements, and all other documents and instruments referred to in the Loan Documents as having been delivered to the Administrative Agent. Borrower has not intentionally withheld any material fact from the Administrative Agent and Lenders in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower.

                  (q) Requirements of Law. Borrower, the REIT and each Pledgor
                      -------------------
Subpartnership are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on any such Person. The REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents.

                  (r) Patents, Trademarks, Permits, Etc. Borrower, the REIT and
                      ---------------------------------
each Pledgor Subpartnership own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

                  (s) Environmental Matters. Except as set forth on Schedule
                      ---------------------                         --------
5.1(u), to the best of Borrower's knowledge, (i) the operations of Borrower, the
------
REIT and each Pledgor Subpartnership comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law ("Environmental Laws"); (ii) none of Borrower's or any Pledgor Subpartnership's present Property or operations are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect on any such Person; (iii) neither Borrower, the REIT nor any Pledgor Subpartnership has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in the Property of Borrower or any Pledgor Subpartnership (except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks, (B) any asbestos-containing material, or (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and (v) neither Borrower, the REIT nor any Pledgor Subpartnership has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

                  (t) Major Agreements: BBP Leases. With respect to each
                      ----------------------------
Borrowing Base Property, the Administrative Agent has received true, complete and correct copies of each Major Agreement. All management agreements in effect as to any Borrowing Base Properties are identified on Exhibit M. All such Major
                                                      ---------
Agreements are in full force and effect and have not been and will not be modified or terminated (except for modifications which comply with the requirements of clauses 3.4(b)(i) through 3.4(b)(iii) and terminations by reason
                -----------------         -----------
of a material default), and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist under such Major Agreements as a result of the consummation of the transactions contemplated by the Loan Documents. The Administrative Agent has received the form BBP Lease used for each Borrowing Base Property, and the BBP Leases for each Borrowing Base Property, taken as a whole, do not and will not vary materially from the requirements of clauses 3.4(b)(i) through 3.4(b)(iii). All
                                    -----------------         -----------
commercial BBP Leases contain provisions pursuant to which the tenant thereunder agrees to attorn to a mortgagee in the event of a foreclosure, subject only to customary conditions. Except as reflected on the most current rent rolls delivered to the Administrative Agent, all BBP Leases are in full force and effect and no default or event or default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist thereunder as a result of the consummation of the transactions contemplated by the Loan Documents. Except as set forth on Schedule 5.1(v),
                                                           ---------------
other than BBP Leases and Permitted Liens there are no Contractual Obligations relating to the maintenance, occupancy, use or operation of any of the Borrowing Base Properties which are not terminable by Borrower or a mortgagee-in-possession upon thirty (30) days or less notice.

                  (u) Solvency. Borrower is and will be Solvent after giving
                      --------
effect to the disbursements of the Loans and the payment and accrual of all fees then payable.

                  (v) Title to Assets; No Liens. Borrower has good, indefeasible
                      -------------------------
and merchantable title to all Properties owned or leased by it, including, without limitation, any Borrowing Base Properties owned or leased by Borrower, and all of the Collateral is free and clear of all Liens, except Permitted Liens.

                  (w) Use of Proceeds. Borrower's use of the proceeds of the
                      ---------------
Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses are consistent with all applicable laws and statutes and Section 7.1(j).
                                          --------------

                  (x) Other Loan Agreements. The material aspects of the
                      ---------------------
proposed borrowing from FNMA and The Northwestern Mutual Life Insurance Company shall be as shown on Exhibit L.
                     ---------

          5.2     Representations and Warranties as to Each Pledgor
                  -------------------------------------------------
Subpartnership, Etc.
-------------------

          In order to induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders as follows:

                  (a) Organization; Partnership Powers. Each Pledgor
                      --------------------------------
Subpartnership (i) is a general or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign partnership and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on such Pledgor Subpartnership, and (iii) has all requisite partnership power and authority to own, operate and encumber its Property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

                  (b) Authority. Each Pledgor Subpartnership has the requisite
                      ---------
partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the requisite partners of each such Pledgor Subpartnership, and no other partnership proceedings on the part of any Pledgor Subpartnership are necessary to consummate such transactions. Each of the Loan Documents to which each Pledgor Subpartnership is a party has been duly executed and delivered by each Pledgor Subpartnership and constitutes its legal, valid and binding obligation, enforceable against each Pledgor Subpartnership in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

                  (c) No Conflict. The execution, delivery and performance of
                      -----------
the Loan Documents by each Pledgor Subpartnership, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate such Pledgor Subpartnership's partnership agreement or other organizational documents, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of any Pledgor Subpartnership, (iii) require termination of any Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of any Pledgor Subpartnership (other than Liens in favor of Administrative Agent arising pursuant to the Loan Documents or Permitted Liens), or (v) require any approval of any partners of any Pledgor Subpartnership which has not been obtained.

                  (d) Consents and Authorizations. Each Pledgor Subpartnership
                      ---------------------------
has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow such Pledgor Subpartnership to lawfully execute, deliver and perform its obligations under the Loan Documents to which such Pledgor Subpartnership is a party.

                  (e) Litigation: Adverse Effects.
                      ---------------------------

                      (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against any Pledgor Subpartnership, any Property of any Pledgor Subpartnership or any Borrowing Base Property, which would (A) result in a Material Adverse Effect on any such Pledgor Subpartnership or any such Borrowing Base Property, (B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of any Pledgor Subpartnership to perform its obligations as contemplated in the Loan Documents.

                      (ii) No Pledgor Subpartnership is (A) in violation of any applicable law, which violation has a Material Adverse Effect on such Pledgor Subpartnership or any Borrowing Base Property, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on such Pledgor Subpartnership or any Borrowing Base Property. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against any Pledgor Subpartnership or any Borrowing Base Property, which, if adversely decided, would have a Material Adverse Effect on any Pledgor Subpartnership or any Borrowing Base Property.

                  (f) Payment of Taxes. All tax returns and reports to be filed
                      ----------------
by any Pledgor Subpartnership have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by such Pledgor Partnership have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on any Pledgor Subpartnership. Borrower has no knowledge of any proposed tax assessment against any Pledgor Subpartnership that would have a Material Adverse Effect on any Pledgor Subpartnership, which is not being actively contested in good faith by such Pledgor Subpartnership.

                  (g) Material Adverse Agreements. No Pledgor Subpartnership is
                      ---------------------------
a party to or subject to any Contractual Obligation or other restriction contained in its partnership agreement or similar governing documents which has a Material Adverse Effect on such Pledgor Subpartnership.

                  (h) Performance. No Pledgor Subpartnership is in default in
                      -----------
the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on such Pledgor Subpartnership.

                  (i) Disclosure. The representations and warranties of each
                      ----------
Pledgor Subpartnership contained in the Loan Documents, and all certificates, financial statements and other documents delivered to the Administrative Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No Pledgor Subpartnership has intentionally withheld any material fact from Administrative Agent and Lenders in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of each Pledgor Subpartnership's future performance, such representations and warranties are made in good faith and to the best judgment of the Persons making such representations and warranties.

                  (j) Zoning. The improvements, fixtures and equipment now
                      ------
installed upon each Borrowing Base Property identified in Schedule 1 will comply with all applicable zoning ordinances, building codes and other laws, rules and regulations, and any restrictive covenants affecting same except for such violations as do not either individually or in the aggregate have a material adverse affect on the value, utility or operation of such property.

                  (k) Solvency. Each Pledgor Subpartnership is and will be
                      --------
Solvent, in each case after giving effect to the disbursement of the Loans, and the payment and accrual of all fees then payable.

                  (l) Title to Assets; No Liens. Each Pledgor Subpartnership has
                      -------------------------
good, indefeasible and merchantable title to the Properties owned or leased by it, including without limitation, its Borrowing Base Property, and all of the Collateral is free and clear of all Liens, except Permitted Liens.

                  (m) Single Purpose. Each Pledgor Subpartnership is a single
                      --------------
purpose partnership and is and will continue to be engaged only in the business of owning, operating and developing one or more Borrowing Base Properties. No Pledgor Subpartnership owns or has any interest in any Person. The sole partners and beneficial owners of each Pledgor Subpartnership are and will continue to be, directly or indirectly, Borrower and the REIT. The principal place of business of each Pledgor Subpartnership is, and will continue to be, the location of Borrower's principal place of business.

          5.3     Representations and Warranties as to the REIT.
                  ---------------------------------------------

          In order to induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders as follows:

                  (a) Organization; Corporate Powers. The REIT (i) is a
                      ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

                  (b) Authority. The REIT has the requisite corporate power and
                      ---------
authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by the REIT and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

                  (c) No Conflict. The execution, delivery and performance by
                      -----------
the REIT of the Loan Documents to which it is party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its articles of incorporation, by-laws or other organizational documents, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual

Obligation or Court Order of the REIT, (iii) require termination of any Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the REIT (other than Liens in favor of the Administrative Agent arising pursuant to the Loan Documents), or (v) require any approval of the stockholders of the REIT.

                  (d) Consents and Authorizations. The REIT has obtained all
                      ---------------------------
consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

                  (e) Capitalization. All of the capital stock of the REIT has
                      --------------
been issued in compliance with all applicable Requirements of Law.

                  (f) Litigation; Adverse Effects.
                      ---------------------------

                      (i) Except as set forth in the most recent Financial Statements, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to best of Borrower's knowledge, threatened against the REIT or any Property of the REIT, which will (A) result in a Material Adverse Effect on the REIT, (B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of the REIT to perform its obligations as contemplated in the Loan Documents.

                      (ii) The REIT is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on the REIT, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the REIT. There are no Proceedings pending or, to the best of Borrower's knowledge, threatened against the REIT, which, if adversely decided, would have a Material Adverse Effect on the REIT, Borrower or any Borrowing Base Property.

                  (g) Payment of Taxes. All tax returns and reports to be filed
                      ----------------
by the REIT have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on the REIT. The REIT has no knowledge of any proposed tax assessment against the REIT that would have a Material Adverse Effect on the REIT, which is not being actively contested in good faith by the REIT.

                  (h) Material Adverse Agreements. The REIT is not a party to or
                      ---------------------------
subject to any Contractual Obligation or other restriction contained in its charter, by-laws or similar governing documents which has a Material Adverse Effect on the REIT or the ability of the REIT to perform its obligations under the Loan Documents to which it is a party.

                  (i) Performance. The REIT is not in default in the
                      -----------
performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on the REIT.

                  (j) Disclosure. The representations and warranties of the REIT
                      ----------
contained in the Loan Documents, and all certificates, financial statements and other documents delivered to Administrative Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The REIT has not intentionally withheld any material fact from Administrative Agent and Lenders in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT.

                  (k) ERISA. Neither the REIT nor any ERISA Affiliate thereof
                      -----
(including, for all purposes under this Section 5.3(1), Borrower and each
                                        --------------
Pledgor Partnership) has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan. No Investment Subsidiary has or is likely to incur any liability with respect to any Benefit Plan maintained or contributed to by such Investment Subsidiary or its ERISA Affiliates, which would have a Material Adverse Effect on Borrower. Neither he REIT nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to retirees. Neither the REIT nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the REIT, or such ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the REIT, and no ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the REIT.

                  (1) Solvency. The REIT is and will be Solvent, in each case
                      --------
after giving effect to the disbursement of the Loans, and the payment and accrual of all fees then payable.

                  (m) Status as a REIT. The REIT (i) will make with its 1994 tax
                      ----------------
return an election to be taxed as a real estate investment trust as defined in
Section 856 of the Internal Revenue Code (or any successor provision thereto),
(ii) will not revoke its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

                  (n) Ownership. The REIT does not own or have any interest in
                      ---------
any other Person, other than its general and limited partnership interests in Borrower and its interests in wholly owned subsidiary corporations whose sole assets are partnership interests of 1 % or less in partnerships in which the Borrower directly or indirectly owns a 99% interest.

                  (o) NYSE Listing. The common stock of the REIT is and will
                      ------------
continue to be listed for trading and traded on the New York Stock Exchange.

                  (p) Executive Officer Ownership. Schedule 5.3(q) sets forth
                      ---------------------------  --------------
the direct and indirect ownership interests of the Executive Officers in Borrower and the REIT, indicating the actual names of such owners, the actual ownership interests of each such owner in Borrower and the REIT and the percentage ownership interests of each such owner in Borrower and the REIT in the aggregate.

6.        REPORTING COVENANTS.
          -------------------

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          6.1     Financial Statements and Other Financial and Operating
                  ------------------------------------------------------
Information.
-----------

          Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described on Exhibit P shall be prepared on a consolidated basis for the Borrower and the REIT from such system and records. Borrower shall deliver or cause to be delivered to the Administrative Agent, in form and substance acceptable to Administrative Agent, the Financial Statements and other materials described on Exhibit P hereto.

          6.2     Environmental Notices.
                  ---------------------

         Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's, any Pledgor Subpartnership's or the REIT's learning thereof, of any: (a) written notice or claim to the effect that Borrower, any Pledgor Subpartnership or the REIT is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower, any Pledgor Subpartnership or the REIT is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property is subject to an Environmental Lien; (d) written notice of violation to Borrower, any Pledgor Subpartnership or the REIT or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower, any Pledgor Subpartnership or the REIT; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws; (f) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of Borrower, any Pledgor Subpartnership or the REIT; or (g) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by Borrower that, to the best of Borrower's knowledge, could subject Borrower, any Pledgor Subpartnership or the REIT to environmental, health or safety Liabilities and Costs that will have a Material Adverse Effect on Borrower, any Pledgor Subpartnership or the REIT. With regard to the matters referred to in subsections 6.2(a)-(e) above, the same shall apply in respect of each Borrowing Base Property and, in the case of other Property of Borrower, any Pledgor Sub partnership or the REIT, only if the matter will have a Material Adverse Effect on Borrower, any Pledgor Subpartnership or the REIT.

7.       AFFIRMATIVE COVENANTS
         ---------------------

         Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

         7.1      With Respect to Borrower.
                  ------------------------

                  (a) Existence. Borrower shall at all times maintain its
                      ---------
existence as a limited partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on Borrower.

                  (b) Qualification, Name. Borrower shall qualify and remain
                      -------------------
qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for hose jurisdictions where failure to so qualify does not have a Material Adverse Effect on Borrower. Borrower will transact business solely in its own name or in the name of a Pledgor Subpartnership as referred to in Section 7.2(b).

                  (c) Compliance With Laws. Etc. Borrower shall (i) comply with
                      -------------------------
all Requirements of Law, and all restrictive covenants affecting Borrower or the properties, performance, prospects, assets or operations of Borrower, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

                  (d) Payment of Taxes and Claims. Borrower shall pay (i) all
                      ---------------------------
taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material

Adverse Effect on Borrower, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

                  (e) Maintenance of Properties: Insurance. Borrower shall
                      ------------------------------------
maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Property and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower shall maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance, and otherwise comply with the insurance requirements set forth in Exhibit H attached hereto.
---------

                  (f) Inspection of Property: Books and Records: Discussions.
                      ------------------------------------------------------
Borrower shall permit, and shall cause he REIT and each Pledgor Subpartnership to permit, any authorized representative(s) designated by any Lender to visit and inspect any of its properties, including all Borrowing Base Properties, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as any Lender may reasonably request. In connection herewith, Borrower shall pay all expenses of the types described in Section 12.1. Borrower will keep proper
                                       ------------
books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under Section 6.1.
                                           -----------

                  (g) Maintenance of Permits, Etc. Borrower will maintain in
                      ---------------------------
full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

                  (h) Required Interest Rate Contracts. To he extent necessary
                      --------------------------------
to ensure compliance with the provisions of Section 9.8, Borrower shall maintain
                                            -----------
one or more Interest Rate Contracts on terms reasonably acceptable to Administrative Agent and with any Lender (or other counterparties determined by Borrower and acceptable to Administrative Agent). Borrower shall determine to its own satisfaction whether such Interest Rate Contracts are sufficient to provide protection and to meet its needs, and (notwithstanding any approval, or failure to approve, by Administrative Agent) neither Administrative Agent nor any Lender shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Interest Rate Contract.

                  (i) Conduct of Business. Except as described in the REIT 5-11
                      -------------------
and except for Permitted Investments pursuant to Section 9.7 and Investments in
                                                 -----------
cash and Cash

Equivalents, Borrower shall engage only in the business of direct ownership, operation and development of residential rental apartments and the Worldgate Property and Skyline Mall on Route 7 in Fairfax County, Virginia, and any other business activities of Borrower will remain incidental thereto.

                  (j) Use of Proceeds. Borrower shall use the proceeds of the
                      ---------------
Loans only for pre-developments costs, development costs, construction costs, acquisitions, working capital, equity Investments and repayment of Indebtedness, including required interest and/or principal payments thereon and payments to reduce the interest rate of Borrower to The Northwestern Mutual Life Insurance Company under that certain REIT Private Debt Placement Pool #3 Charles E. Smith Residential Realty L.P. (RELP) Term Sheet dated February 28, 1994 (attached hereto as Exhibit L) pursuant to the Interest Rate Buy Down section thereof. Loan proceeds shall not be used for the payment of dividends or other distributions to, or the repurchase of shares or limited partnership interests from, the holder of any equity interest in Borrower or the REIT. Use of proceeds for other than acquisition of Properties used predominantly for residential apartments for rent shall not exceed Fifty Million Dollars ($50,000,000.00) at any one time.

          7.2     With Respect to Pledgor Subpartnerships.
                  ---------------------------------------

                  (a) Existence. Borrower will cause each Pledgor Subpartnership
                      ---------
at all times to maintain its existence as a partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises would not have a Material Adverse Effect on such Pledgor Subpartnership. Borrower will cause each Pledgor Subpartnership to be owned and continue to be owned, directly or indirectly, only by Borrower and the REIT, as hereinabove more specifically referred to.

                  (b) Qualification, Name. Borrower will cause each Pledgor
                      -------------------
Subpartnership to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for hose jurisdictions where failure to so qualify does not have a Material Adverse Effect on such Pledgor Subpartnership. Borrower will cause each Pledgor Subpartnership to transact business solely in its own name or in the commonly known name of the Borrowing Base Property it owns.

                  (c) Compliance With Laws, Etc. Borrower will cause each
                      -------------------------
Pledgor Subpartnership to (i) comply with all Requirements of Law, and all restrictive covenants affecting such Pledgor Subpartnership or the properties, performance, prospects, assets or operations of such Pledgor Subpartnership, and
(ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on such Pledgor Subpartnership.

                  (d) Payment of Taxes and Claims. Borrower will cause each
                      ---------------------------
Pledgor Subpartnership to pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on such Pledgor Subpartnership, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to such Pledgor Subpartnership, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of such Pledgor Subpartnership's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

                  (e) Material Contracts. Borrower will cause each Pledgor
                      ------------------
Subpartnership to perform all of its obligations under its leases and agreements except where the failure to perform such obligations will not have a Material Adverse Effect on such Pledgor Subpartnership.

                  (f) Maintenance of Permits. Etc. Borrower will cause each
                      ---------------------------
Pledgor Subpartnership to maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing will not have a Material Adverse Effect on such Pledgor Subpartnership; and Borrower shall notify Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

                  (g) Conduct of Business. Each Pledgor Subpartnership shall
                      -------------------
continue to be a single purpose, single asset partnership with its sole business being owning, operating and developing the Borrowing Base Property owned by it.

         7.3      With Respect to the REIT.
                  ------------------------

                  (a) Corporate Existence. The REIT shall at all times maintain
                      -------------------
its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect on the REIT.

                  (b) Qualification,Name. The REIT shall qualify and
                      -------------------
remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on the REIT. The REIT will transact business solely in its own name.

                  (c) Securities Law Compliance. The REIT shall comply in
                      -------------------------
all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly held Securities.

                  (d) Continued Status as a REIT;Prohibited Transactions.
                      ---------------------------------------------------
 The REIT (i) will continue to be a real estate investment trust as defined in
Section 856 of the Internal Revenue Code (or any successor provision thereto),
(ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

                  (e) NYSE Listed Company. The common stock of the REIT
                      -------------------
shall at all times be listed for trading and be traded on the New York Stock Exchange.


                  (f) Compliance With Laws. Etc. The REIT shall (i) comply
                      -------------------------
with all Requirements of Law and restrictive covenants affecting the REIT and
(ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on the REIT.

                  (g) Payment of Taxes and Claims. The REIT shall pay (i) all
                      ---------------------------
taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on the REIT, and
(ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the REIT, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of the REIT's properties or assets, prior to the time when any penalty or fine shall be incurred with respect hereto.

                  (h) Offering and Debt Proceeds. The REIT shall concurrently
                      --------------------------
contribute to the Borrower as additional capital all Net Offering Proceeds and all REIT Debt Proceeds received by the REIT upon receipt thereof by the REIT.

8.       NEGATIVE COVENANTS

         Borrower covenants and agrees hat, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

         8.1      With Respect to All Parties.
                  ---------------------------

         Neither Borrower, the REIT nor any Pledgor Subpartnership shall:

                  (a) Liens. Directly or indirectly create, incur, assume or
                      -----
permit to exist any Lien on or with respect to any Collateral or any non-real estate Property, except (i) Liens in favor of Administrative Agent securing the Obligations and (ii) Permitted Liens.

                  (b) Transfers of Collateral. Transfer, directly or
                      -----------------------
indirectly, all or any interest in any Borrowing Base Property or other Collateral.

                  (c) Restrictions on Fundamental Changes.
                      -----------------------------------

                           (i)   Enter into any merger or consolidation or
liquidate, wind-up or dissolve (or suffer any liquidation or dissolution);

                           (ii)  Change its Fiscal Year;

                           (iii) Except for Permitted Investments, engage in any
line of business other than as expressly permitted under Section 7.1(i); or
                                                         --------------
                           (iv)  Create or acquire any Subsidiary not referred
to in the REIT S-11.

                  (d) ERISA. Permit any ERISA Affiliates to do any of the
                      -----
following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower or the REIT:

                           (i)   Engage, or knowingly permit an ERISA Affiliate
to engage, in any prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

                           (ii)  Permit to exist any accumulated funding
deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

                           (iii) Fail, or permit an ERISA Affiliate to fail, to
pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT;

                           (iv)  Terminate, or permit an ERISA Affiliate to
terminate, any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of ERISA or the REIT; or

                           (v)   Fail, or permit any ERISA Affiliate to fail,
to pay any required installment under Section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT.

         8.2  Amendment of Constituent Documents.
              ----------------------------------

         Neither Borrower nor any Pledgor Subpartnership shall amend its or any Pledgor Subpartnership's partnership agreement or certificate of limited partnership (including, without limitation, as to the admission of any new partner, directly or indirectly), and the REIT shall not amend its articles of incorporation or by-laws, except upon at least ten (10)

Business Days' prior written notice directly or indirectly to the Administrative Agent and then, if the Administrative Agent notifies Borrower that such amendment is, in the Administrative Agent's reasonable judgment, a material amendment, only with the prior written consent of the Requisite Lenders.

         8.3  Disposal of Pledgor Subpartnership Interests.
              --------------------------------------------

         Neither Borrower nor the REIT will directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in any Pledgor Subpartnership at any time when there exists a Mortgage on Property owned by such Pledgor Subpartnership.

         8.4  Margin Regulations.
              ------------------

         No portion of the proceeds of any Loans shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable Funding Date.

         8.5  Minimum Ownership Interests.
              ---------------------------

         The aggregate ownership interests of Robert H. Smith, Robert P. Kogod and their immediate families (including within such term their respective wives and natural and presently adopted children) in the REIT and Borrower directly and indirectly (including through corporations owned by them) shall not be reduced below ten percent (10%) of the common equity interests, on a combined basis, in the REIT and Borrower, provided that said ten percent (10%) minimum
                                 --------
shall be adjusted from time to time to reflect the dilution of such ownership interests as a result of transactions after the Effective Date involving the receipt of Net Offering Proceeds.

         8.6   [Intentionally Deleted.]
                ---------------------

         8.7   Organization of Borrower. Etc.
               -----------------------------
         Borrower shall remain a Delaware limited partnership with the REIT as its sole general partner. At no time shall Borrower be taxed as an association under the Internal Revenue Code.

         8.8   With Respect to Each Pledgor Subpartnership.
               -------------------------------------------

               (a) No Pledgor Subpartnership shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except Indebtedness secured by Permitted Liens, the Obligations and trade debt incurred in the ordinary course of business.

                  (b) No Pledgor Subpartnership shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets (including all Collateral), except (i) Liens in favor of Administrative Agent securing the Obligations and (ii) Permitted Liens.

                  (c) No Pledgor Subpartnership shall engage in any line of business other than owning and operating its Borrowing Base Property.

                  (d) There shall be no change in the ownership interests of any Pledgor Subpartnership.

         8.9      With Respect to the REIT.
                  ------------------------

                  (a) The REIT shall not own any material assets or engage in any line of business other than owning partnership interests in Borrower and Pledgor Subpartnerships and those assets described in the REIT 6-11.

                  (b) The REIT shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the Obligations and other Borrower Debt.

                  (c) The REIT shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets except Liens in favor of Administrative Agent securing the Obligations.

                  (d) The REIT shall at no time (i) cease to be a listed company on the New York Stock Exchange, or, (ii) cease to be a qualified real estate investment trust in the manner referred to in Section 5.3(m).
                                              --------------

                  (e) The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any Pledgor Subpartnerships, except to secure the Obligations.

9.       FINANCIAL COVENANTS
         -------------------

         Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

         9.1      [Intentionally Deleted].
                   ---------------------

         9.2      Implied Market Equity.
                  ---------------------

         Borrower Implied Market Equity shall not be less than Five Hundred Fifty Million Dollars ($550,000,000) plus seventy-five percent (75%) of Net
                                     ----
Offering Proceeds received
by Borrower after the Effective Date and other than from the REIT's offering as described in the REIT 5-11.

         9.3      Borrower Debt to Market Value Ratio.
                  -----------------------------------

         The ratio of Borrower Debt to Market Value shall not exceed sixty percent (60%).

         9.4      EBITDA to Interest Expense Ratio.
                  --------------------------------

         The ratio of EBITDA to Interest Expense shall not be less than 2.0:1.

         9.5      EBITDA to Debt Service and Capital Expenditures Ratio.
                  -----------------------------------------------------

         The ratio of EBITDA to the sum of Debt Service and Capital Expenditures shall not be less than 1.75:1.

         9.6      Distributions.
                  -------------

                  (a) Subject to Section 9.6(b), aggregate distributions to
                                 --------------
shareholders of the REIT and all limited partners of Borrower) shall not exceed ninety-five percent (95%) (the "Distribution Limitation") of Cash Available for Distribution for the four (4) consecutive Fiscal Quarters ending (i) on June 30, 1995 and (ii) on the last day of each Fiscal Quarter thereafter, provided,
                                                                --------
however, that Borrower may in any Fiscal Quarter distribute up to one hundred percent (100%) of Cash Available for Distribution provided that it first shall
                                                  --------
have received the prior written approval of Administrative Agent to do so, which approval shall be given if Borrower shall establish to Administrative Agent satisfaction based on reasonable projections supplied by Borrower that Borrower will not distribute in the aggregate for the Fiscal Quarter in respect of which the excess distribution is sought to be made and in respect of the next succeeding three (3) Fiscal Quarters, not more than ninety-five percent (95%) of Cash Available for Distribution, and (iii) for Fiscal Quarters ending after June 30, 1995, the Borrower may make one (1) quarterly distribution in excess of the Distribution Limitation in each twelve (12) month period, provided that the
                                                          --------
aggregate of all distributions in such twelve (12) month period does not exceed the Distribution Limitation.

         For purposes of this Section 9.6, the term "distributions" shall mean
                              -----------
and include all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or the REIT.

                  (b) Aggregate distributions during the continuance of any Event of Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance hereof under Section 9.6(a), and
                                                         --------------
(ii) with respect to the REIT, that portion of the REIT's share of the taxable income reportable by the Borrower which is the minimum amount that the REIT must distribute to its shareholders in order to remain qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision hereto); provided that the parties hereto expressly
                             --------
acknowledge that this Section 9.6(b) shall in no event limit or restrict in any
                      --------------
way any of Administrative Agent's or
any Lender's rights, remedies or recourse under this Agreement or any other Loan Document.

         9.7      Permitted Investments.
                  ---------------------

         Notwithstanding the limitations set forth in Section 7.1(i), Borrower
                                                      --------------
may make the following Permitted Investments, so long as (a) the aggregate amount of all Permitted Investments does not exceed, at any time, One Hundred Million Dollars ($100,000,000) and (b) the aggregate amount of each of the following categories of Permitted Investments does not exceed the following amounts, in each case as of the date made:


     Permitted Investments        Maximum Amount
     ---------------------        --------------
     Land:                        $50,000,000, which as of the Effective Date
                                  will be $0.

     Non-Apartment Properties:    $50,000,000, excluding the Worldgate Property
                                  and the Skyline Property (which as of the
                                  Effective Date will be $0).

     Securities:                  $50,000,000, exclusive of those shown on Page 8
                                  of the REIT 5-11, which, as of the Effective
                                  Date, will be $0.

     Investment Mortgages:        $50,000,000, not including liens securing
                                  indebtedness owned by one Affiliate of
                                  Borrower to another Affiliate of Borrower
                                  which as of the Effective Date will be $0.

     Mortgages/Seller
     Financing:                   No more than $50,000,000, not including
                                  mortgages on multifamily properties in amounts
                                  not exceeding the value of such property at
                                  the time of the making thereof, which, as of
                                  the Effective Date, will be $0.

         For purposes of his Section 9.7, investments in partnerships, joint
                             -----------
ventures and other non-public entities will be treated as investments in the assets owned by such partnership, joint venture and other entities in proportion to Borrower's ownership interest herein, provided that Borrower owns in excess
                                         --------
of fifty percent (50%) of any such partnership, joint venture or other entity.

         9.8      Excess Floating Rate Debt.
                  -------------------------

         Borrower shall at no time incur or maintain Excess Floating Rate Debt unless (a) its Borrower Implied Market Equity is no less than (i) the sum of Five Hundred Fifty Million

Dollars ($550,000,000) and (ii) seventy-five percent (75%) of Net Offering Proceeds after the Effective Date and other than from the REIT IPO as described in the REIT S-11 and (b) it obtains and maintains Interest Rate Contracts sufficient to effectively establish a maximum aggregate annual interest rate (including any reserve or cost adjustments) of no more than nine percent (9%) per annum for such Excess Floating Rate Debt, through the Termination Date or earlier maturity of such Debt.

         9.9      Excess Debt.
                  -----------

         Until such time as the Borrower makes the Unsecured Election, Borrower shall at no time incur or maintain recourse debt or Unsecured Debt, guaranties or lines of credit other than the Facility from any source whatsoever (other than from trade accounts payable and the FNMA Pool Financing, provided that he FNMA Pool Financing shall not exceed the lesser of Seventy-Five Million Dollars ($75,000,000) or fifty-five percent (55%) of the FNMA Pool Value) aggregating in excess of One Hundred Fifty Million Dollars ($150,000,000); provided, further,
                                                            --------  -------
with respect to any lines of credit for acquisition purposes (but not construction or other purposes), only the amount of the debt outstanding at any time, and not the aggregate commitment, shall be used to calculate the aggregate debt under this Section 9.9.
                -----------

         9.10     Properties under Development
                  ----------------------------

         The Borrower shall not permit the aggregate Budgeted Project Costs of Properties under Development at any time to exceed One Hundred Sixty-Five Million Dollars ($165,000,000).

         9.11     Maximum Leverage on Unencumbered Assets.
                  ---------------------------------------

         At any time following the Unsecured Election, Unsecured Debt shall not exceed fifty percent (50%) of Unencumbered Market Value.

         9.12     Minimum Cash Flow Coverage on Unencumbered Assets.
                  -------------------------------------------------

         At any time following the Unsecured Election, the ratio of Unencumbered EBITDA to Fixed Charges and Capital Expenditures shall be not less than 2 to 1.

         9.13     Secured Debt.
                  ------------

         At any time following the Unsecured Election, Secured Debt shall be Non-Recourse Indebtedness and the ratio of Secured Debt to Market Value shall not exceed thirty percent (30%).

         9.14   Calculation.
                -----------

         Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but, except as provided in Sections 9.9, 9.11 9.12, and 9.13 shall be satisfied at all times. For purposes of determining compliance with Sections 9.4, 9.5, and 9.12, the period covered thereby shall be the immediately
------------  ---
preceding four (4) Fiscal Quarters or, if shorter, the period commencing July 1, 1994.

10.      EVENTS OF DEFAULT: RIGHTS AND REMEDIES
         --------------------------------------

         10.1     Events of Default.
                  -----------------

         Each of the following occurrences shall constitute an Event of Default under this Agreement:

                  (a) Failure to Make Payments When Due. Borrower shall fail to
                      ---------------------------------
pay (i) any amount due on the Termination Date, (ii) any principal when due, or
(iii) any interest on any Loan, or any fee or other amount payable under any Loan Documents, within fifteen (15) days after the same becomes due.

                  (b) Distributions. Borrower or the REIT shall breach any
                      -------------
covenant set forth in Sections 7.3(d) or 9.6.
                      ---------------    ---

                  (c) Breach of Financial Covenants. Borrower shall fail to
                      -----------------------------
satisfy any financial covenant set forth in Article 9 (other than the
                                            ---------
requirement in Section 9.6) and such failure shall continue for sixty (60) days.
               -----------

                  (d) Other Defaults. Borrower, the REIT or any Pledgor
                      --------------
Subpartnership shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower, the REIT or any Pledgor Subpartnership under this Agreement or under any of the other Loan Documents (other than as described in any other provision of his Section 10.1), and with
                                                       ------------
respect to agreements, covenants or obligations for which no time period for performance is otherwise provided, such failure shall continue for fifteen (15)
                         --------
days after Borrower, the REIT or any Pledgor Subpartnership knew of such failure (or such lesser period of time as is mandated by applicable Requirements of
Law); provided, however, if such failure is not capable of cure within such
      --------
fifteen (15) day period, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within forty-five (45) days after Borrower, the REIT or any Pledgor Subpartnership knew of such failure, then Borrower shall not be in default hereunder.

                  (e) Breach of Representation or Warranty. Any representation
                      ------------------------------------
or warranty made or deemed made by Borrower, the REIT or any Pledgor Subpartnership to Administrative Agent or any Lender herein or in any of he other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

     (f) Default as to Other Indebtedness. (i) Borrower, the REIT, any Pledgor
         --------------------------------
Subpartnership or any Majority Partnership shall have defaulted (beyond any applicable grace period) under any Indebtedness of such party other than the Obligations if the aggregate amount of such other Indebtedness is One Hundred Thousand Dollars ($100,000) or more; or (ii) the holder(s) of any Lien, in any amount, commence foreclosure of such Lien upon any Property having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000).

          (g)      Involuntary Bankruptcy; Appointment of Receiver, Etc.
                   -----------------------------------------------------

                   (i) An involuntary case shall be commenced against the REIT, Borrower, any Pledgor Subpartnership or any Majority Partnership and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT, Borrower, any Pledgor Subpartnership or any Majority Partnership, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

          (h)      Voluntary Bankruptcy; Appointment of Receiver, Etc. The REIT,
                   ---------------------------------------------------
Borrower, any Pledgor Subpartnership or any Majority Partnership shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner of Borrower, any Pledgor Subpartnership or any Majority Partnership or the REIT's Board of Directors (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (i) Judgments and Attachments. (i) Any money judgment (other
                      -------------------------
than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Hundred Thousand Dollars ($100,000) shall be entered or filed against the REIT, Borrower, any Pledgor Subpartnership or any Majority Partnership or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Administrative Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on such Person.

                  (j) Dissolution. Any order, judgment or decree shall be
                      -----------
entered against the REIT, Borrower, any Pledgor Subpartnership or any Majority Partnership decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT, Borrower or any Pledgor Subpartnership shall otherwise dissolve or cease to exist.

                  (k) Loan Documents; Failure of Security or Subordination.
                      ----------------------------------------------------
Except as provided in Section 3.2, if for any reason any Loan Document shall
          --------    -----------
cease to be in full force and effect or any Lien intended to be created thereby shall cease to be or is not valid or perfected; or any Lien in favor of Administrative Agent contemplated by his Agreement or any Loan Document shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason, and, in the case of any of the foregoing, such condition or event shall continue for fifteen (15) days after Borrower, the REIT or any Pledgor Subpartnership knew of such condition or event.

                  (I) ERISA Liabilities. Any Termination Event occurs which will
                      -----------------
or is reasonably likely to subject Borrower, the REIT or any Pledgor Subpartnership or any ERISA Affiliate of any of them to a liability which Administrative Agent reasonably determines will have a Material Adverse Effect on Borrower, the REIT or any Pledgor Subpartnership, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of he Internal Revenue Code and Administrative Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower, the REIT or any Pledgor Subpartnership to a liability which Administrative Agent determines will have a Material Adverse Effect on Borrower, the REIT or any Pledgor Subpartnership.

                  (m) Environmental Liabilities. Borrower, the REIT or any
                      -------------------------
Pledgor Subpartnership becomes subject to any Liabilities and Costs which Administrative Agent reasonably deems to have a Material Adverse Effect on such Person arising out of or related to (i) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) otherwise any violation of any Environmental Laws.

                  (n) Solvency. Borrower, any Pledgor Subpartnership or the
                      --------
REIT shall cease to be Solvent.

                  (o) Breach of Mortgage Document. Any Pledgor Subpartnership
                      ---------------------------
shall fail to duly and punctually perform or observe any agreement, covenant or obligation under any Mortgage Document.

                  (p) An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.4.
                                              ------------

         10.2     Rights and Remedies.
                  -------------------

                  (a) Acceleration, Etc. Upon the occurrence of any Event of
                      -----------------
Default described in the foregoing Section 10.1(g) or 10.1(h) with respect to
                                   ---------------    -------
the REIT, Borrower or any Pledgor Subpartnership, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and he obligations of Lenders to make any Loans hereunder shall hereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent shall, at the request, or may, with the consent of Requisite Lenders, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of Lenders to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Administrative Agent's authority hereunder, on or after the Termination Date, Administrative Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under he Loan Documents or applicable law, including, without limitation, foreclosure upon all or any part of the Collateral.

                  (b) Access to Information. If an Event of Default then exists,
                      ---------------------
the Administrative Agent shall have, in addition to and not by way of a limitation of any other rights and remedies contained in this Agreement or in the other Loan Documents, the right within forty-eight (48) hours after notice to Borrower to obtain access to Borrower's, the REIT's and each Pledgor Subpartnership's records (including computerized information, files and supporting software) relating to the Borrowing Base Properties and the other Collateral, and its accounting information relating to the Borrowing Base Properties and the other Collateral, and to use all of the foregoing and the information contained therein in any manner the Administrative Agent deems appropriate which is related to the preservation or disposition of the Borrowing Base Properties and the other Collateral or to the collection of the Obligations. Borrower hereby authorizes any accountant or management agent employed by Borrower or any Pledgor Subpartnership to deliver such items and information to the Administrative Agent. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, the Administrative Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, any

Pledgor Subpartnership or any property of any of them, which is reasonably available to or obtainable by Borrower.

                  (c) Use of Intangibles. To the extent Borrower has the power,
                      ------------------
without violating the terms of any agreement existing as of the Closing Date, to grant such a license, Administrative Agent (on behalf of all Lenders) is hereby granted a license or other right to use, without charge, Borrower's and each Pledgor Subpartnership's copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral.

                  (d) Waiver of Demand. Demand, presentment, protest and notice
                      ----------------
of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

                  (e) Waivers, Amendments and Remedies. No delay or omission of
                      --------------------------------
Administrative Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Administrative Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Administrative Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

         10.3     Rescission.
                  ----------

         If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.4, then by
                                                      ------------
written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

11.      AGENCY PROVISIONS
         -----------------

         11.1     Appointment.
                  -----------

                  (a) Each Lender hereby (i) designates and appoints the Administrative Agent as agent of such Lender as set forth in this Agreement and designates and appoints the Administrative Agent as its agent under the Loan Documents, (ii) authorizes and directs the Administrative Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders, and
(iii) authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 11.10(a) and 11.10(b). Administrative Agent agrees to act as such agent
-----------------     --------
on the express conditions contained in this Article 11.
                                            ----------

                  (b) The provisions of this Article 11 are solely for the
                                             ----------
benefit of Administrative Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 11.3, 11.9 and 11.13, provided, however, that
                       -------------  ----     -----  --------  -------
the foregoing shall in no way limit Borrower's obligations under this Article
                                                                      -------
11. In performing its functions and duties under this Agreement, the
--
Administrative Agent shall act solely as Administrative Agent and Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

         11.2     Nature of Duties.
                  ----------------

         Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 11.5 and 11.7, Administrative Agent shall administer the
              -------------     ----
Loans in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Administrative Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other document set forth on the Lender Index (Exhibit N). Recorded security documents or instruments shall be held and retained by the Administrative Agent for the benefit of all Lenders. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon the Administrative Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower, each Pledgor Subpartnership and each Borrowing Base Property in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of the REIT, Borrower, each Pledgor Subpartnership and each Borrowing Base Property, and, except as specifically provided herein, the Administrative Agent shall have no duty or responsibility,
--------
either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

         11.3     Loan Disbursements.
                  ------------------

                  (a) Not later than the next Business Day following receipt of a Notice of Borrowing, the Administrative Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to the Administrative Agent the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in
Section 11.3(b). Unless the Administrative Agent shall have been notified by any
---------------
Lender prior to such time for funding in respect of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent. In any case where a Lender (a "Non-Funding Lender") does not for any reason make available to the Administrative Agent such Non-Funding Lender's Pro Rata Share of such Borrowing, the other Lenders ("Funding Lenders") in their sole discretion may, but shall not be obligated to, fund to Borrower such Non-Funding Lender's Pro Rata Share of such Borrowing. If the amount so funded by Funding Lender is not in fact made available to Funding Lenders by the Non-Funding Lender, then Borrower agrees to repay to Funding Lenders within five (5) Business Days after demand by the Administrative Agent such amount, together with interest thereon at the Variable Rate for each day from the date such amount is made available to Borrower until the date such amount is repaid to Funding Lenders. In addition, such Non-Funding Lender agrees to pay to Funding Lenders forthwith on demand such corresponding amount, together with interest thereon at the Federal Funds Rate. If Non-Funding Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Non-Funding Lender's Pro Rata Share of such Borrowing, and if both such Non-Funding Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, the Administrative Agent shall promptly return to Borrower such corresponding amount in same day funds; interest paid by Borrower in respect of such corresponding amount shall be prorated, as of the date of payment thereof by such Non-Funding Lender to Funding Lenders. Nothing in this Section 11.3 shall alter the respective rights and obligations of the
        ------------
parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Loan.

                  (b) Requests by the Administrative Agent for funding by Lenders of Loans will be made by telecopy. Each Lender shall make the amount of its Loan available to the Administrative Agent in Dollars and in immediately available funds, to such bank and account, in Pittsburgh, Pennsylvania, as Administrative Agent may designate, not later than 11:00 a.m. (Eastern Time) on the Funding Date designated in the Notice of Borrowing with respect to such Loan, but, except as otherwise set forth in Section 2. 1(b)(i), in no event
                                            ------------------
earlier than two (2) Business Days following Lender's receipt of the applicable Notice of Borrowing.

                  (c) Nothing in this Section 11.3 shall be deemed to relieve
                                      ------------
any Lender of its obligation hereunder to make its Pro Rata Share of Loans on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan.

         11.4     Distribution and Apportionment of Payments.
                  ------------------------------------------

                  (a) Subject to Section 11.4(b), payments actually received by
                                 ---------------
the Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by the Administrative Agent, but in any event within two (2) Business Days, provided that the Administrative Agent shall pay
                              --------
to Lenders interest thereon, at the lesser of (i) Federal Funds Rate and (ii) the rate of interest applicable to such Loans, from the Business Day following receipt of such funds by the Administrative Agent until such funds are paid in immediately available funds to Lenders. Subject to Section 11.4(b), all payments
                                                   ---------------
of principal and interest in respect of outstanding Loans, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein.
                                                               --------
The Administrative Agent shall promptly distribute, but in any event within two
(2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that the Administrative Agent shall in any event
                     --------
not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 12.4, without necessity of notice to or
                           ------------
consent of or approval by Borrower or any other Person. All payments or other sums received by the Administrative Agent for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Administrative Agent and shall be held by the Administrative Agent, solely in their capacity as agent for itself and the other Lenders, subject to the Loan Documents.

                  (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Loan which was previously a Non Pro Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all
--------
principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section 11.4(b) shall apply and be
                                          ---------------
effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Facility Fee or any other fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Loans or reimburse the Administrative Agent for any Liabilities and Costs as herein provided until such failure has been cured, and Administrative Agent shall be
--------
entitled to (A) withhold or set-off, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold the Administrative Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

         11.5     Rights, Exculpation, Etc.
                  ------------------------

         Neither the Administrative Agent, any Affiliate of the Administrative Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that the Administrative Agent shall be liable for its gross negligence or willful misconduct in the performance of its express obligations hereunder. In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 11.4, and
                                                              ------------
if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any of the Mortgage Documents or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower, any Pledgor Subpartnership or any of their Affiliates. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the REIT, Borrower, any Pledgor Subpartnership or any of their Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.

         11.6     Reliance.
                  --------

         The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

         11.7     Indemnification.
                  ---------------

         To the extent that the Administrative Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from the Administrative Agent, and indemnify and defend the Administrative Agent for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement, the Mortgage Documents or any of the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement, the Mortgage Documents or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be
                                            --------
liable for any portion of such Liabilities and Costs resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of Lenders under this Section 11.7 shall survive the payment in full of all
                      ------------
Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by the Administrative Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from the Administrative Agent any amount found to have been wrongfully paid to the Administrative Agent or disbursed by the Administrative Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse the Administrative Agent for all such amounts. Notwithstanding the foregoing, the Administrative Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by the Administrative Agent before they are incurred or made payable.

         11.8     Administrative Agent Individually.
                  ---------------------------------

         With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Requisite Lenders" or any similar terms may include the Administrative Agent in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include the Administrative Agent solely in its capacity as Administrative Agent and need not necessarily include the Administrative Agent in its capacity as a Lender. The Administrative Agent and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if they were not acting as the Administrative Agent or Lender pursuant hereto.

     11.9  Successor Administrative Agent; Resignation of Administrative Agent;
           --------------------------------------------------------------------
           Removal of Administrative Agent.
           --------------------------------

           (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Administrative Agent hereunder in the event a petition in bankruptcy shall be filed by or against Administrative Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of the Administrative Agent or the Administrative Agent's interest under the Facility. Further, Requisite Lenders may for good cause remove Administrative Agent at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and all other Lenders. Such resignation or removal of the Administrative Agent shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to Section 11.9(b);
                                                          ---------------
concurrent with the effectiveness of such appointment, Borrower shall pay to the retiring or removed Administrative Agent any accrued and unpaid agency fee, or Administrative Agent shall refund to Borrower any prepaid agency fee, in each case prorated to the effective date of such appointment of a successor Administrative Agent.

           (b) Upon any such notice of resignation by or removal of Administrative Agent, Requisite Lenders shall appoint a successor Administrative Agent with the consent of Borrower, which shall not be unreasonably withheld or delayed. Any successor Administrative Agent must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Administrative Agent shall separately confirm in writing with Borrower the fee to be paid to such Administrative Agent pursuant to Section 2.6(e).
                                                            --------------

           (c) If a successor Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Administrative Agent, with the consent of Borrower (which may not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall meet the requirements described in Section 11.9(b) above and who
                                                   ---------------
shall serve as Administrative Agent until such time, if any, as Requisite Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.
   --------

         11.10 Consent and Approvals.
               ----------------------

               (a) Each of the following shall require the approval or consent of Requisite Lenders:

                   (i) Approval of a Construction Project on any Borrowing Base Property (Section 3.4(e));
                --------------

                   (ii)     [Intentionally Deleted]

                   (ii) Acceleration following an Event of Default (Section 10.2(a)) or rescission of such acceleration (Section 10.3);
 ---------------                                      ------------

                   (iii) In the event that an Unmatured Event of Default shall have occurred which could become an Event of Default following the giving of notice, and the Administrative Agent does not wish to, declines or fails to send a notice thereof to Borrower, the sending of such notice (which notice, upon such approval, the Administrative Agent agrees to send);

                   (iv) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (Section 10.2(a));
                                                         ---------------

                   (v) Removal of the Administrative Agent and appointment of a successor to the Administrative Agent (Section 11.9);
                                                         ------------

                   (vi) Approval of certain Protective Advances (Section 11.11(a));
  ----------------

                   (vii) Approval of a Post-Foreclosure Plan an related matters (Section 11.11(e)); and
         ----------------

                   (viii)    Except as referred to in Section 11.10(b)
                                                      ----------------
 below, approval of any amendment, modification or termination of this Agreement or Mortgages, assignment of leases and rents, environmental indemnity agreement, the security agreement from the REIT relating to the pledge of partnership distributions or waiver of any provision herein or therein.

           (b) Each amendment, modification or waiver specifically enumerated in Section 12.4 shall require the consent of all Lenders.
               ------------


           (c)     In addition to the required consents or approvals referred to in Section 11.10(a) above, the Administrative Agent may at any time request
      ----------------
instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, such Person is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, such Person shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of such Person acting or refraining from acting under this Agreement, the Mortgage Documents or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. The Administrative Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed the Administrative Agent to act or refrain from acting pursuant hereto.

                  (d) Each Lender agrees that any action taken by the Administrative Agent at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by the Administrative Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from the Administrative Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and
                                 --------
a summary of all oral information provided to the Administrative Agent by
                                  --------
Borrower in respect of the matter or issue to be resolved, and (iv) shall include the Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to the Administrative Agent that it objects to the recommendation or determination of the Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, the Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by the Administrative Agent or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

         11.11    Agency Provisions Relating to Collateral.
                  ----------------------------------------

                  (a) The Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected Liens upon the Collateral granted pursuant to the Loan Documents. The Administrative Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower, for Protective Advance(s) during any one calendar year with respect to each Borrowing Base Property up to the sum of
(i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Borrowing Base Property, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Borrowing Base Property, or (iii) One Hundred Thousand Dollars ($100,000). Protective Advances in excess of said sum during any calendar year for any Borrowing Base Property shall require the consent of Requisite Lenders. In addition, the Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.5(e)
                                                 --------        --------------
up to a maximum of four (4) times during the term of this Agreement, including any extensions.

                  (b) Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and repayment and satisfaction of all Loans, and all other Obligations and the termination of this Agreement, or (ii) constituting property being released in compliance with Section 3.2 or Section 3.5, or (iii) if
                                  -----------    -----------
approved, authorized or ratified in writing by the Administrative Agent at the direction of all Lenders. Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent, upon request by the Administrative Agent at any time, Requisite Lenders will confirm in writing the Administrative Agent's authority to release the Mortgage Documents with respect to any Borrowing Base Property pursuant to
Section 3.2 or Section 3.5. The Administrative Agent shall not be required to
-----------    ------------
execute any document to evidence the release of the Liens granted to the Administrative Agent for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in the Administrative Agent's opinion, such document would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) any Property which shall continue to constitute part of the Collateral.

                  (c) Except as provided in this Agreement, the Administrative
                                --------
Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

                  (d) Should the Administrative Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof the Administrative Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that in the event of any
                                             --------
litigation between the Administrative Agent and the other Lenders arising out of this Agreement, the non-prevailing party in such litigation shall pay the counsel fees and expenses of the prevailing party(ies) incurred in such litigation. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. In the event the Administrative Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by the Administrative Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to Lenders.

                  (e) In the event that all or any portion of the Collateral is acquired by the Administrative Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's or any Pledgor Subpartnership's obligations, title to any such Collateral or any portion thereof shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to the Administrative Agent, and the Administrative Agent shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by the Administrative Agent with respect to the Collateral, which are not provided for
                                                                   --------
in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the Post-Foreclosure

Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided
                                                                       --------
hereunder, which agreement shall be in all material respects similar to this
Article 11 insofar as the same is appropriate or applicable.
----------

         11.12    Lender Actions Against Collateral.
                  ---------------------------------

         Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, the REIT, any Pledgor Subpartnership or any other obligor hereunder, under the Mortgage Documents or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

         11.13    Assignments and Participation.
                  -----------------------------

                  (a) After first obtaining the approvals of the Administrative Agent and Borrower, which approvals will not be unreasonably withheld (provided that the approval of the Borrower shall not be required as long as any Event of Default shall exist), each Lender may assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; provided, however, that (i) each such
                                       --------  -------
assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents, and the assignment shall cover the same percentage of such Lender's Commitment and Loans, (ii) unless the Administrative Agent and Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000.00) and shall be an integral multiple of One Hundred Thousand Dollars ($100,000.00), (iii) after giving effect to such assignment, the aggregate amount of the Commitment, if any, retained by the assigning Lender shall in no event be less than Ten Million Dollars ($10,000,000.00), (iv) unless consented to by Borrower or unless an Event of Default shall have occurred, so long as PNC is the Administrative Agent, PNC shall retain not less than thirty-three and one-third percent
(33 1/3%) of the Loans, (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its approval and acceptance, an Assignment and Assumption, and (vi) the Administrative Agent shall receive from the assignee a processing fee of Three Thousand Dollars ($3,000.00). Without restricting the right of Borrower or the

Administrative Agent to reasonably object to any bank or financial institution becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank or financial institution which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-2 by Moody's or a comparable rating by a rating agency acceptable to the Administrative Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Unless the Administrative Agent or Borrower gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning Lender's written request for approval of the proposed assignment, the Administrative Agent or Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

                  (b) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no
--------
representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT, Borrower or any Pledgor Subpartnership or the performance or observance by the REIT, Borrower or any Pledgor Subpartnership of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Article 5 or delivered pursuant to Article 6 to the date of such assignment and
---------                          ---------
such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Administrative Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrower and Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Agreement.

                  (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Administrative Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Assumption, (ii) record
            ---------
the information contained therein in the Loan Account, and (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Administrative Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assignor's) Pro Rata Share(s) of the Facility. Upon execution and delivery of such replacement promissory notes, the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be canceled and returned to Borrower.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; provided, however, that (i)
                                                     --------  -------
such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except for voting rights with respect to (A) increases in the Facility; (B) extensions of the Termination Date; (C) decreases in the interest rates described in this Agreement; and (D) the release of all or substantially all of the Collateral, except as specifically authorized in Sections 3.2, 3.5 and 11.11. No participant shall be
                           ------------  ---     -----
entitled to vote on any matter until the Lender with which such participant is participating in the Facility and the Loans confirms such participant's status as a participant hereunder.

                  (f) Borrower will use reasonable efforts to cooperate with the Administrative Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

                  (g) Borrower agrees that any Lender may disseminate to any such potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to
                     --------

Lender with respect to: (i) the Property and its operation; (ii) any party connected to the Facility (including, without limitation, the Borrower, any partner of Borrower, any guarantor and any non-borrower pledgor of property); and/or (iii) any lending relationship other than the Facility which any Lender may have with any party connected with the Facility.

                  (h) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including Section 11.13, any Lender
                                                     -------------
may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its
--------
obligations thereunder. To facilitate any such pledge or assignment, the Administrative Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in substantially the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No.12.

                  (i) Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or Affiliate of such Lender without first obtaining the approval of the Administrative Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a Defaulting
--------
Lender, (ii) such Lender gives the Administrative Agent and Borrower at least fifteen (15) days' prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to the Administrative Agent an Assignment and Assumption, and (iv) the Administrative Agent receives from assignor a processing fee of Three Thousand Dollars ($3,000).

                  (j) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

         11.14    Ratable Sharing.
                  ---------------

         Subject to Sections 11.3 and 11.4, Lenders agree among themselves that
                    -------------     ----
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such
                                       --------
excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.14 may, to the
                                                   -------------
fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any set-off, banker's lien or other similar right in respect of any Obligations without the prior written approval of Administrative Agent.

         11.15    Delivery of Documents.
                  ---------------------

         The Administrative Agent shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) such Lender's Loan Note, (ii) all documents set forth on the Lender Closing Index attached hereto as Exhibit N, (iii) all other documents
                                            ---------
or information which the Administrative Agent is required to send to Lenders pursuant to the terms of this Agreement, (iv) other information or documents received by the Administrative Agent at the request of any Lender, and (v) all notices received by the Administrative Agent pursuant to Section 6.2. In
                                                         -----------
addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or
                                                           --------
prepared by Borrower, the REIT or any Pledgor Subpartnership or Majority Partnership, the Administrative Agent shall deliver such written information or documents to such requesting Lender if Administrative Agent has possession of such written information or documents in its capacity as the Administrative Agent or as a Lender.

         11.16    Inspection of Books and Records.
                  -------------------------------

         Each Lender shall have the right to exercise the rights of the Administrative Agent set forth in the Loan Documents to inspect the books and records of the Borrower, the REIT, any Pledgor Subpartnership and any other Person.

         11.17    Notice of Events of Default.
                  ---------------------------

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should the Administrative Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should the Administrative Agent send Borrower a notice of Unmatured Event of Default or Event of Default, the Administrative Agent shall promptly give notice thereof to each Lender.

12.      MISCELLANEOUS


         12.1     Expenses.
                  --------

                  (a) Generally. Borrower agrees upon demand to pay, or
                      ---------
reimburse the Administrative Agent for, all of Administrative Agent's external audit, legal, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Administrative Agent's internal appraisers, environmental advisors or legal counsel) incurred by Administrative Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (i) its own audit and investigation of Borrower and the Borrowing Base; (ii) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article 4), the Mortgage Documents and the other Loan Documents and the making
---------
of the Loans or the transfer and assignment thereof or portions thereof by the Administrative Agent to other Lenders; (iii) the review and, if applicable, acceptance of additional Borrowing Base Properties, including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) the creation, perfection or protection of Administrative Agent's Liens on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (v) administration of this Agreement, the other Loan Documents, the Loans and the Collateral, including, without limitation, consultation with attorneys in connection therewith and obtaining periodic Appraisals of the Borrowing Base Properties; and (vi) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

                  (b) After Event of Default. Borrower further agrees to pay, or
                      ----------------------
reimburse Administrative Agent and Lenders, for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by Administrative Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this
                                                        --------
Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any Pledgor Subpartnership and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any Lien in any of the Collateral or any other rights under the Mortgage Documents.

         12.2     Indemnity.
                  ---------

         Borrower further agrees to defend, protect, indemnify and hold harmless Administrative Agent, each and all of the Lenders, each of their respective Affiliates and participants and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article 4) of each of the foregoing
                                   ---------
(collectively called the "Indemnities") from and against any and all Liabilities and Costs imposed on, incurred by, or asserted against such Indemnities (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any liability and costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of the REIT, Borrower or any Pledgor Subpartnership or their respective predecessors in interest) in any manner relating to or arising out of this Agreement, the Mortgage Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Loans and the management of the Loans, or the use or intended use of the proceeds of the Loans (collectively, the "Indemnified Matters"); provided,
                                                                 --------
however, that Borrower shall have no obligation to an Indemnitee hereunder with
-------
respect to (a) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in Section 2.5(g) or any other provision of this Agreement, and (b) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative. of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities.

         12.3     Change in Accounting Principles.
                  -------------------------------

         Except as otherwise provided herein, if any changes in accounting
                             --------
principles from those used in the preparation of the most recent financial statements delivered to Administrative Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT, Borrower or any Pledgor Subpartnership with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would
                           --------  -------
affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Administrative Agent and Requisite Lenders, to so reflect such change in accounting principles.

      12.4   Amendments and Waivers.
             ----------------------

             (a) No amendment or modification of any provision of this Agreement or other Loan Document shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrower (except for amendments to Section 11.4(a) which do not require the consent of
                          ---------------
Borrower), and (b) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided
                                                                       --------
in Section 11.11(a) with respect to waivers of late fees), shall in any event be
   ----------------
effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or
                          ------ ----
waivers shall require the consent of all Lenders:

                   (i)    increasing the Commitments or Lender's Commitments;

                   (ii) changing the principal amount or final maturity of the Loans except as provided in Section 2.1(d);
                --------    --------------

                   (iii)  reducing the interest rates applicable to the Loans;


                   (iv) reducing the rates on which fees payable pursuant hereto are determined;

                   (v) forgiving or delaying any amount payable or receivable under Article 2 (other than late fees);
      ---------

                   (vi) changing the definition of "Requisite Lenders," "Loan Availability," "Pro Rata Shares" or "Borrowing Base Value";

                   (vii)  changing any provision contained in this Section 12.4;
                                                                   ------------

                   (viii) releasing any obligor under any Loan Document or any Collateral, unless such release is otherwise required or permitted by the terms of this Agreement, including Section 11.11(b);
                             ----------------

                   (ix) consent to assignment by Borrower of all of its duties and Obligations hereunder pursuant to Section 12.15;
                                      -------------

                   (x)    the requirements of Letters of Credit pursuant to
Section 2.2(a)(iv);
------------------

                   (xi)   approval of each new Borrowing Base Property (Section
                                                                        -------
3.1);
----

                     (xii) waiver of an Event of Default arising under paragraph 10.1(a) (Failure to Make Payments When Due) of the Credit Agreement;

                     (xiii) modification or waiver of any of the covenants, conditions or provisions of Article 9 of the Credit Agreement; or

                     (xiv) the termination by the Administrative Agent of any Mortgage Documents or related Uniform Commercial Code financing statements, as provided for in Section 3.5.

No amendment, modification, termination or waiver of any provision of Article 11
                                                                      ----------
or any other provision referring to Administrative Agent shall be effective without the written concurrence of Administrative Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Administrative Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.4
                                                                ------------
shall be binding on each assignee, transferee or recipient of Administrative Agent's or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

         12.5     Independence of Covenants.
                  -------------------------

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

         12.6     Notices and Delivery.
                  --------------------

         Unless otherwise specifically provided herein, any consent, notice or
                                       --------
other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given if mailed by first-class United States mail, postage prepaid, Federal Express or other reputable overnight (or second day) delivery service, registered or certified with receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. All notices shall be effective upon the date of delivery or a party's refusal of delivery, except in the case of a party's change of address of which no notice of such changes was properly provided to the other parties,
                                                --------
in which case, notice shall be deemed given on the date, if mailed, it is mailed to the last known address or, in all other cases, delivery was attempted at the last known address. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in
                                                  --------
this Section 12.6) shall be as set forth below each party's name on the
     ------------
signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to the Administrative Agent for distribution to the Lenders shall be made to the Administrative Agent at the addresses specified for notice on the signature page hereto and, in addition, a sufficient number of copies of each such delivery shall be delivered to the Administrative Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Administrative Agent in a written notice.

         12.7     Survival of Warranties, Indemnities and Agreements.
                  --------------------------------------------------

         All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof.

         12.8     Failure or Indulgence Not Waiver: Remedies Cumulative.
                  -----------------------------------------------------

         No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         12.9     Marshalling: Recourse to Security: Payments Set Aside.
                  -----------------------------------------------------

         Neither any Lender nor Administrative Agent shall be under any obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrower makes a payment or payments to Administrative Agent or the Lenders, or Administrative Agent or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         12.10    Severability.
                  ------------

         In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, provided, however, that if the rates of interest or any other
                  --------  -------
amount payable hereunder, or the collectibility thereof, are declared to be or become invalid, illegal or unenforceable, Lenders' obligations to make Loans shall not be enforceable.

         12.11    Headings.
                  --------

         Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         12.12    Governing Law.
                  -------------

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

         12.13    Limitation of Liability.
                  -----------------------

         To the extent permitted by applicable law, no claim may be made by Borrower, any Lender or any other Person against Administrative Agent or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, provided that if a Lender refuses to fund a Loan and a court
                    --------
of competent jurisdiction finds that such refusal was without justification and in bad faith, such Lender may be liable to Borrower for Borrower's reasonable and foreseeable damages resulting from such refusal to fund.

         12.14    Limited Recourse Against Partners.
                  ---------------------------------

         Subject to the exceptions and qualifications set forth hereinbelow, the general and limited partners of Borrower and any Pledgor Subpartnership shall not be personally liable for the payment of the Obligations of the Borrower and Pledgor Subpartnership respectively, and any judgment or decree in any action brought to enforce any Obligation shall be enforceable only against the Borrower and Pledgor Subpartnership and the assets of Borrower and the Pledgor Subpartnerships, and any such judgment or decree shall not be subject to execution upon or be a lien upon the assets of the general or limited partners of the Borrower other than their respective partnership interests in Borrower or any Pledgor Subpartnership. The foregoing limitation of personal liability shall be subject to the following exceptions and qualifications:

          (a) The general partners of Borrower shall be fully and personally liable as general partners for the following:

              (i) the commission of fraud or any material misrepresentation made in connection with, arising out of, or in any way related or incidental to the application for or closing of this Agreement, the Loan Notes or any advance made thereunder, or any of the Loan Documents executed or delivered in connection herewith or the transactions related hereto or thereto;

              (ii) any fraudulent conveyance made by Borrower, the REIT or any Pledgor Subpartnership;

              (iii) misappropriation or misapplication of funds associated with the Property by such person, or failure by such person to apply funds in accordance with the provisions of the Loan Documents, including, but not limited to, (i) lease security deposits and prepaid rents, (ii) casualty insurance proceeds and condemnation awards, (iii) judgments, settlements or bankruptcy claims for unpaid rent, and (iv) gross revenues from a Property not applied to payment of the expenses of a Borrowing Base Property, real estate taxes, debt service and other expenditures required by the Loan Documents, which for this purpose shall be allocable to such revenues on an accrual basis;

              (iv) loss in connection with a Borrowing Base Property to the extent not covered by insurance policies required by the Loan Documents, including, but not limited to, uncompensated loss resulting from any deductible in excess of One Hundred Thousand Dollars ($100,000.00) under the deductible provisions of any such policy, underinsurance and the absence of insurance;

              (v)    waste in connection with a Borrowing Base Property;

              (vi) removal from a Borrowing Base Property of any personal property in violation of any of the Loan Documents by such person;

              (vii) retention by Borrower or any Pledgor Subpartnership of any rental income or other income arising with respect to a Borrowing Base Property, including the proceeds of any sale of any portion thereof which, under the terms of the Loan Documents, should have been paid to the Lenders, other than distributions of earnings and profits of Borrower from operations determined in accordance with GAAP;

              (viii) failure to maintain, repair or restore any Property in accordance with the terms of the Loan Documents;

              (ix) failure of the Borrower to apply partnership assets to remedy any removal, demolition, damage or destruction of the Property which is neither consented to in writing by the Lenders nor fully compensated for by insurance proceeds or condemnation awards; and

              (x) any expense, damage, loss or liability incurred by the Lenders arising under Paragraph 4.15 of the Mortgages or under those certain Environmental Indemnity Agreements and Partnership Borrowing Authorization and Indemnity Agreements of even date with this Agreement from the Borrower and the general partners of Borrower.

          (b) Nothing contained in this Section 12.14 shall affect or limit the
                                        -------------
ability of the Lenders to enforce any of their rights or remedies with respect to any Borrowing Base Property.

         12.15    Successors and Assigns.
                  ----------------------

         This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Administrative Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Administrative Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and Obligations hereunder, shall not be assigned without the consent of all Lenders.

         12.16 Consent to Jurisdiction and Service of Process: Waiver of Jury
               --------------------------------------------------------------
Trial.
-----
         EXCEPT WITH RESPECT TO FORECLOSURE PROCEEDINGS AGAINST ANY COLLATERAL WHICH BY REQUIREMENT OF LAW MUST BE BROUGHT IN THE JURISDICTION WHERE SUCH COLLATERAL IS LOCATED, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE EASTERN DISTRICT OF VIRGINIA, THE DISTRICT OF MARYLAND, THE DISTRICT OF COLUMBIA OR THE WESTERN DISTRICT OF PENNSYLVANIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. BORROWER, THE ADMINISTRATIVE AGENT AND LENDERS IRREVOCABLY WAIVE (a) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (b) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         12.17    Counterparts: Effectiveness: Inconsistencies.
                  --------------------------------------------

         This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower and initial Lenders have duly executed and delivered execution pages of this Agreement to each other (delivery by Borrower to Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to the Administrative Agent). Administrative Agent shall send written confirmation of the Closing Date to Borrower and each other Lender promptly following the occurrence thereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

         12.18    Performance of Obligations.
                  --------------------------

         Borrower agrees that Administrative Agent may, but shall have no obligation to, make any payment or perform any act required of Borrower or any Pledgor Subpartnership under any Loan Document or take any other action which Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (a) pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral, and (b) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof.

         12.19    Construction.
                  ------------

         The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         12.20    Entire Agreement.
                  ----------------

         This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Administrative Agent, embodies the entire agreement and supersedes all prior agreements, written and oral, relating to the subject matter hereof.


                               [REMAINDER OF PAGE
                            LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.

                         CHARLES E. SMITH RESIDENTIAL REALTY
                         L.P., a Delaware limited partnership

                         By: CHARLES E. SMITH RESIDENTIAL
                             REALTY, INC., a Maryland corporation,
                             its general partner


                             By: /s/ W.D. Minami
                                --------------------------------------
                             Its:
                                 -------------------------------------
                                 W. D. Minami
                                 Chief Financial Officer


                             ADDRESS FOR NOTICE AND DELIVERY:

                             2345 Crystal Drive
                             Arlington, Virginia 22202
                             Attention: Paul Larner

                             PNC BANK, NATIONAL ASSOCIATION, a
                             national banking association, as Administrative Agent and as a Lender

                             By: /s/ William R. Lynch, III
                                --------------------------------------
                             William R. Lynch, III
                             Assistant Vice President

                             ADDRESS FOR NOTICE AND DELIVERY:

                             PNC Bank, National Association
                             One PNC Plaza
                             249 Fifth Avenue
                             P1 -POPP- 19-2
                             Pittsburgh, PA 15222-2707
                             Attention:    Robin Hyde
                             Tel:    (412) 762-2891
                             Fax:    (412) 768-5754

                                       With a copy to:
                                       PNC Bank, National Association
                                       1001 Pennsylvania Avenue, N.W.
                                       Suite 305 South
                                       Washington, D.C. 20004
                                       Attention:  William R. Lynch, III
                                       Tel: (202) 393-3730
                                       Fax: (202) 393-1545


                                  LIBOR OFFICE:

                                       Address:
                                                --------------------------------
                                       Attn:
                                             -----------------------------------


                                       Tel: (  )
                                                 ----------------------------

                                       Fax: (  )
                                                 ----------------------------

                                              Pro Rata Share:  33 1/3%


                                FIRST BANK NATIONAL ASSOCIATION, a national banking association, as Documentation Agent and as a Lender


                                By: /s/ Kathleen M. Connor
                                    ---------------------------------------

                                Name: Kathleen M. Connor
                                      -------------------------------------

                                Title: Vice President
                                      -------------------------------------
                                ADDRESS FOR NOTICE AND DELIVERY:


                                       First Bank National Association
                                       601 Second Avenue South MPFP0802
                                       Minneapolis, Minnesota 55402
                                           Attention: Kathleen M. Connor
                                                      -------------------
                                       Tel: (612) 973-0306
                                             ---  ---------------
                                       Fax: (612) 973-0830
                                             ---  ---------------
                                       With a copy to:
                                       FIRST BANK NATIONAL ASSOCIATION
                                       ------------------------------------
                                       601 SECOND AVENUE SOUTH MPFP0802
                                       ------------------------------------
                                       MINNEAPOLIS, MINNESOTA 55402
                                       ------------------------------------
                                       Attention: Sherry Reynolds
                                                  -------------------------
                                       Tel: (612) 973-0614
                                             ---  ---------------
                                       Fax: (612) 973-0830
                                             ---  ---------------

                                              Pro Rata Share:  33 1/3%

                                    EXHIBIT P
                                    ---------



(a) Borrowing Base Property Statements and Operating Results. As soon as
    --------------------------------------------------------
practicable, and in any event within twenty-five (25) days after the end of each Fiscal Quarter, operating statements and lease status reports in the form of
Exhibit I hereto or other form approved by the Administrative Agent (the
---------
"Borrowing Base Property Statements"), certified by the REIT's chief financial officer.


(b) Quarterly Financial Statements Certified by CFO. As soon as practicable, and
    -----------------------------------------------
in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated balance sheets, statements of operations and statements of cash flow for the Borrower ("Financial Statements"), which may, in the case of the first three Fiscal Quarters of each year, be in the form provided to the Commission on the REIT's Form 10Q, and certified by the REIT's chief financial officer, together with a schedule setting forth Cash Available for Distribution in a form acceptable to the Administrative Agent.


(c) Annual Financial Statements. Within ninety (90) days after the close of each
    ---------------------------
Fiscal Year, annual Financial Statements of the Borrower, on a consolidated basis (in the form provided to the Commission on the REIT's Form 10K), audited
                   --------
and certified without qualification by the Accountants. To the extent Administrative Agent desires additional details or supporting information with respect to Majority Partnerships, Investment Subsidiaries, Pledgor Subpartnerships or individual Properties which are not Borrowing Base Properties not contained in the REIT's Form 10K, Borrower shall provide the Administrative Agent with such details or supporting information, including without limitation unaudited financial statements of such Majority Partnership Investment Subsidiaries or Pledgor Subpartnerships which have been used in the preparation of Borrower's consolidated statements as Administrative Agent requests which is reasonably available to Borrower. Without limiting the foregoing, within ninety
(90) days after the end of each Fiscal Year, Borrower shall provide to the Administrative Agent operating statements and a schedule setting forth the percentage of leasable area leased to tenants in occupancy, with footnotes indicating which leases are in default in rent payments by more than forty-five
(45) days (other than technical, nonmaterial disputes concerning percentage rentals due) any other material provisions in respect to which landlord has issued a notice of default, for each Property which is not a Borrowing Base Property.


(d) Officer's Certificate of Borrower. (i) Together with each delivery of any
    ---------------------------------
Borrowing Base Property Statement or Financial Statement pursuant to clauses
                                                                     -------
6.1(b) or (c) and, an Officer's Certificate of the REIT, stating that the
-------------
executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer or the chief financial officer of the REIT) has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT and each

Pledgor Subpartnership, during the accounting period covered by such Borrowing Base Property Statements or Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (ii) together with each delivery pursuant to clauses 6.1(b)
                                                                  --------------
and 6.1(c), a Compliance Certificate demonstrating in reasonable detail (which
    ------
detail shall include actual calculation and supporting information) compliance during and at the end of such accounting periods with the financial covenants contained in Section 8.5 and Article 9.
             -----------     ---------


(e) Cash Flow Projections. Within thirty (30) days after the end of each Fiscal
    ---------------------
Year, projections of the Borrower, on a consolidated basis and by Fiscal Quarter, detailing expected sources and uses of cash for the then current Fiscal Year, and within seventy-five (75) days after each Fiscal Year, a statement of sources and uses of cash comparing the then current Fiscal Year with the previous Fiscal Year, in a form acceptable to the Administrative Agent. With respect to the foregoing cash flow reports, Borrower shall provide such additional supporting details as reasonably requested by Administrative Agent and reported by the chief executive officer or chief financial officer of the REIT as being based, on the REIT's reasonable good faith estimates, upon information and assumptions at the time.


(f) Tax Receipts and Insurance Certificates. Within thirty (30) days after the
    ---------------------------------------
due date of any ad valorem tax on any Borrowing Base Property, a receipt showing
                -- -------
payment thereof and not later than thirty (30) days prior to the expiration or any insurance required by this Agreement or any other Loan Document, a certificate from the insurer showing renewal or replace thereof.


(g) Title Searches and Environmental Audits. Until the Loan shall have been
    ---------------------------------------
repaid in full, Administrative Agent may request title updates and supplemental environmental reports, satisfactory to Administrative Agent. Prior to the occurrence of an Event of Default or an Unmatured Event of Default, or such time that Administrative Agent suspects there has been a Release or breach of any representation or warranty or any agreement contained in any Loan Document relating to any Contaminant, any such searches or audits will be requested not more than once each year; after an Event of Default or an Unmatured Event of Default shall have occurred, and, in the case of an environmental audit at any time that Administrative Agent reasonably believes there has been a Release or a breach of any representation or warranty or any agreement contained in any Loan Document relating to any Contaminant they may be requested at any time in Administrative Agent's sole discretion. All of the foregoing shall be in form and substance satisfactory to Administrative Agent. Borrower shall be responsible for all costs of any such title searches and environmental audits.

(h) Borrowing Base Certificate. As soon as practicable, and in any event within
    --------------------------
fifteen (15) days after the end of each Fiscal Quarter (and more often if so requested by the Administrative Agent), a Borrowing Base Certificate, certified as being true and correct by the REIT's chief executive officer, chief operating officer or chief financial officer. Each Borrowing Base Certificate shall set forth Borrowing Base calculations since the date of the last prior Borrowing Base Certificate, and shall reflect any material adverse changes in the Net Operating Income or other condition of a Borrowing Base Property of which such officer has knowledge and which is not reflected in the most recent Borrowing Base Property Statement.



(i) Budgets for Borrowing Base Properties. Not later than thirty (30) days prior
    -------------------------------------
to the beginning of each Fiscal Year, annual operating budgets for each Borrowing Base Property for the immediately following Fiscal Year, prepared on an annual basis, in the form of Exhibit J hereto or other form approved by the
                                ---------
Administrative Agent, together with all supporting details reasonably requested by the Administrative Agent, and reported by the chief executive officer, chief operating officer or chief financial officer of the REIT as being based upon the REIT's reasonable good faith estimates, upon information and assumptions at the time.



(j) Knowledge of Event of Default. Promptly upon Borrower obtaining knowledge
    -----------------------------
(i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default or (ii) of any condition or event which has a Material Adverse Effect on Borrower, any Pledgor Subpartnership, the REIT or any Borrowing Base Property, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower, the Pledgor Subpartnership and/or the REIT has taken, is taking and proposes to take with respect thereto.



(k) Litigation. Arbitration or Government Investigation. Promptly upon Borrower,
    ---------------------------------------------------
any Pledgor Subpartnership or the REIT obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any Pledgor Subpartnership, the REIT or any Borrowing Base Property not previously disclosed in writing by Borrower to Administrative Agent pursuant to this
Section 6.1(k), including any eminent domain or other condemnation proceedings
--------------
affecting any Borrowing Base Property, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has a Material Adverse Effect on Borrower, any Pledgor Subpartnership, the REIT or any Borrowing Base Property, a notice thereof to Administrative Agent and such other information as may be reasonably available to it to enable Administrative Agent, Lenders and their counsel to evaluate such matters.

(1) ERISA Termination Event. As soon as possible, and in any event within thirty
    -----------------------
(30) days after Borrower, any Pledgor Subpartnership or the REIT knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the REIT describing such Termination Event and the action, if any, which Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.



(m) Prohibited ERISA Transaction. As soon as possible, and in any event within
    ----------------------------
thirty (30) days, after Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the REIT describing such transaction.



(n) Benefit Plan Annual Report. Promptly upon the request of the Administrative
    --------------------------
Agent or any Lender, copies of each annual report, including Schedule B thereto, filed with the DOL, the IRS or the PBGC with respect to each Benefit Plan of Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them.



(o) Benefit Plan Funding Waiver Request. Within thirty (30) days after the
    -----------------------------------
filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them and all communications received by Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them with respect to such request.



(p) Establishment of Benefit Plan and Increase in Contributions to the Benefit
    --------------------------------------------------------------------------
Plan. Not less than ten (10) days prior to the effective date thereof, a notice
----
to Administrative Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them. Within thirty (30) days after the first to occur of an amendment of any then-existing Benefit Plan of Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them or the commencement of contributions to any Benefit Plan to which Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them was not previously contributing, a copy of said amendment, notification or Benefit Plan.

(q) Qualification of ERISA Plan. Promptly upon, and in any event within thirty
    ---------------------------
(30) days after, receipt by Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on Borrower, any Pledgor Subpartnership or the REIT.



(r) Multiemployer Plan Withdrawal Liability. Promptly upon, and in any event
    ---------------------------------------
within thirty (30) days after receipt by Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a copy of said notice.



(s) Failure to Make Section 412 Payment. Promptly upon, and in any event within
    -----------------------------------
thirty (30) days after, Borrower, any Pledgor Subpartnership, the REIT or any ERISA Affiliate of any of them fails to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on Borrower, any Pledgor Subpartnership or the REIT.



(t) Failure of the REIT to Qualify as Real Estate Investment Trust. Promptly
    --------------------------------------------------------------
upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) the REIT failing to qualify or continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.



     (u) Asset Acquisitions and Dispositions, Indebtedness; Etc. Without
         ------------------------------------------------------
limiting Article 8 or any other restriction in the Loan Documents, a description
         ---------
of any material Investments (other than in Cash Equivalents), material acquisitions, dispositions, disposal, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Indebtedness, by or with Borrower, any Pledgor Subpartnership or the REIT (other than those entered into as shown in the REIT 5-11) ten (10) days prior to the occurrence thereof or if there are no outstanding LSans five (5) days thereafter, with telephonic or facsimile notice thereof to William R. Lynch, (202) 393-3730 (telephone) or (202) 393-1545 (facsimile), or such other person(s) as the Administrative Agent may designate from time to time, and, promptly upon consummation of such transaction, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such proposed transaction(s), with the covenants contained in Section 8.5 and Article 9.
                                -----------     ---------


(v) Other Information. Such other information, reports, contracts, schedules,
    -----------------
lists, documents, agreements and instruments in the possession of the REIT, Borrower or a Pledgor Subpartnership with respect to (i) the Collateral, (ii) any material change in the REIT's investment, finance or operating policies, or
(iii) Borrower's, any Pledgor Subpartnership's or the REIT's business, condition (financial or otherwise), operations, performance, properties or prospects as the Administrative Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of leasing fees and overhead budgets. Provided that the Administrative Agent gives
                                   --------
Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes the Administrative Agent to communicate with the Accountants and authorizes the Accountants to disclose to the Administrative Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower's, any Pledgor Subpartnership's or the REIT's condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, the Administrative Agent will notify Borrower of any such communication. At Administrative Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.1(v).
     --------------


(w) Press Releases: SEC Filings Tax Returns and Financial Statements. Telephonic
    ----------------------------------------------------------------
or telecopy notice to the Administrative Agent concurrent with or prior to issuance of any material press release concerning the REIT or Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the REIT. All materials sent or made available generally by the REIT to the holders of its publicly held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Administrative Agent within ten (10) days of filing. All tax returns filed with the Internal Revenue Service within ten (10) days of such filing.



(x) Accountant Reports. Copies of all reports prepared by the Accountants and
    ------------------
submitted to Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or the REIT.

(y) Senior Debt Rating Charges. Promptly, but in no event later than five (5)
    --------------------------
Business Days after the issuance thereof, provide written notice to the Administrative Agent of any change in any of the Senior Debt Ratings.

                                     -109-